Exhibit 10.2

Execution Version

DEPOSITARY AGREEMENT

among

CHENIERE ENERGY PARTNERS, L.P.,

as Borrower,

each Subsidiary Guarantor party hereto,

MUFG UNION BANK, N.A.,

as Collateral Agent,

and

MUFG UNION BANK, N.A.,

as Depositary Bank

Dated as of February 25, 2016

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ii

SCHEDULE

Schedule 1	Local Operating Accounts
Schedule 2	Wire Instructions

TABLE OF EXHIBITS

Exhibit A	Form of Supplement
Exhibit B	Form of Disposition Proceeds Account Withdrawal Certificate
Exhibit C	Form of DSR Account Transfer Certificate
Exhibit D	Form of Net Insurance/Condemnation Proceeds Account Withdrawal Certificate
Exhibit E	Form of Revenue Account Transfer Certificate
Exhibit F	Form of Supplemental Revenue Account Transfer Certificate
Exhibit G	Form of Operating Account Withdrawal Certificate
Exhibit H	Form of Pending Trade Notice
Exhibit I	Form of Investment Instructions
Exhibit J	Form of Debt Service Payment Account Withdrawal Certificate

iii

This DEPOSITARY AGREEMENT (this “Agreement”) dated as of February 25, 2016, is made by and among CHENIERE ENERGY PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (“Borrower”), each Subsidiary Guarantor party hereto from time to time, MUFG UNION BANK, N.A., as Collateral Agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the First Lien Secured Parties (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), and MUFG UNION BANK, N.A., in its capacity as both a “securities intermediary” as defined in Section 8 102 of the UCC and a “bank” as defined in Section 9-102 of the UCC (together with its successors and permitted assigns, in such capacities, the “Depositary Bank”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms, conditions and provisions of the Credit and Guaranty Agreement, dated as of February 25, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), among the Borrower, certain Subsidiaries of Borrower as and that become Subsidiary Guarantors from time to time in accordance with the terms thereof, the financial institutions from time to time party thereto (the “Lenders”), the Issuing Banks party thereto from time to time, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the Credit Agreement Administrative Agent, the Lenders have agreed to make term loans and to make available a revolving facility (and other extensions of credit, including the issuance of Letters of Credit for the account of the Borrower) to the Borrower in accordance with the terms of the Credit Agreement;

WHEREAS, pursuant to the Credit Agreement, the Borrower is obligated to enter into one or more Interest Rate Agreements pursuant to Section 5.11 of the Credit Agreement and is permitted to enter into Permitted Hedging Agreements with Lender Counterparties pursuant to Section 6.16 of the Credit Agreement;

WHEREAS, the Borrower and Collateral Agent desire to appoint MUFG Union Bank, N.A. as Depositary Bank hereunder, and the parties hereto desire to, among other things, pursuant to the terms and conditions herein, set forth certain procedures for the deposit, investment and disbursement of the proceeds of Credit Extensions and the deposit, investment and disbursement of Revenue, Net Insurance/Condemnation Proceeds, Net Asset Sale Proceeds, all payments paid to the Borrower under any Permitted Hedging Agreement and other amounts received by the Borrower and its Subsidiary Guarantors, and provide for certain Liens described hereunder by, and undertakings of, the Borrower and the Subsidiary Guarantors to the First Lien Secured Parties; and

WHEREAS, it is a condition precedent to the making of Credit Extensions pursuant to the Credit Agreement that the parties hereto enter into this Agreement;

NOW THEREFORE, in consideration of the premises and the covenants and agreements as herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS/INTERPRETATION

SECTION 1.1. Definitions.

(a) Capitalized terms which are used and not otherwise defined herein shall have the meaning set forth in, first, the Intercreditor Agreement, second, the Credit Agreement and, third, the other First Lien Secured Debt Instruments, as applicable, with the Intercreditor Agreement controlling in the event of discrepancies (and the Credit Agreement controlling in the event of discrepancies with the other First Lien Secured Debt Instruments). If any definitions used and not otherwise defined herein are proposed to be amended in any way, the Borrower shall promptly provide written notice of such amendment to the Depositary Bank. In addition to such terms, as used in this Agreement, the following terms shall have the following respective meanings:

“Acceptable Bank” shall mean a bank whose long-term unsecured and unguaranteed debt is rated at least “A-” (or the then-equivalent rating) by S&P and “A3” (or the then equivalent rating) by Moody’s, and, in any case, with a combined capital surplus of at least one billion Dollars ($1,000,000,000).

“Acceptable Third Party DSR LC” shall mean an irrevocable, standby letter of credit issued by an Acceptable Bank for the benefit of the Collateral Agent which includes the following material terms:

(i) an expiry date not earlier than three hundred sixty-four (364) days after its issuance date;

(ii) allows the Collateral Agent to make a drawdown of up to the stated amount in each of the circumstances described in Section 3.5(f) (Debt Service Reserve Accounts); and

(iii) except to the extent that such Acceptable Third Party DSR LC is provided by a Secured Party that is a provider of Replacement Debt (as defined in the Credit Agreement), the reimbursement and other payment obligations with respect to such letter of credit are not for the account of the Credit Parties and are not secured by or otherwise have recourse to the Collateral.

“Account Collateral” has the meaning assigned to such term in Section 2.4(a).

“Account Property” shall mean amounts and Cash Equivalents and other property (including cash, cash equivalents, investments, investment property, securities, financial assets, security entitlements and deposit accounts, or any other property as may be agreed from time to time by the Borrower with the Depositary Bank), to be received or held by the Depositary Bank pursuant to the terms of this Agreement.

“Accounts” shall mean the accounts and sub-accounts established pursuant to Section 2.3.

“Additional Debt Service Reserve Account(s)” shall mean each Account established pursuant to Section 2.3(b).

“Additional Debt Service Reserve Requirement” shall mean an amount equal to the debt service reserve amount established under or required by any Additional First Lien Debt Facility.

“Agreement” has the meaning assigned to such term in the preamble.

“Authorized Officer” shall mean any of those officers of the Borrower, the general partner of the Borrower (on behalf of the Borrower), or the Collateral Agent, as applicable, whose signatures and incumbency shall have been certified to the Depositary Bank.

“Borrower” has the meaning assigned to such term in the preamble.

“Borrower Operation and Maintenance Expenses” shall mean, for any period, the sum, computed without duplication, of the following amounts payable or reimbursable by any Credit Party (other than CCTP or SPLNG) during such period:

(a) fees and costs for management or operations and maintenance services, including those provided pursuant to any secondment agreements; plus

(b) insurance costs; plus

(c) applicable sales and excise taxes (if any); plus

(d) franchise taxes; plus

(e) property taxes; plus

(f) any other direct taxes (other than any taxes imposed on or measured by income or receipts); plus

(g) legal, accounting and other professional fees attendant to any of the foregoing items; plus

(h) Capital Expenditures required for compliance by any Credit Party (other than CCTP or SPLNG) with (A) any insurance policies, (B) any Government Approvals or Government Rules or (C) Prudent Industry Practices; plus

(i) with respect to CEILLC, any fees and costs in connection with the SPL TUA and/or pursuant to the Terminal Use Rights Assignment and Agreement; plus

(j) all other cash expenses incurred in the ordinary course of business.

Operation and Maintenance Expenses shall exclude, to the extent included above (i) payments into any of the Accounts during such period, (ii) payments of any kind with respect to Restricted Payments during such period, (iii) depreciation for such period, (iv) other than as specified in clause (h), any Capital Expenditure and (v) any payments of any kind with respect to any restoration during such period.

“CCTP Operation and Maintenance Expenses” shall mean, for any period, the sum, computed without duplication, of the following:

(a) fees and costs of the Manager pursuant to the CCTP MSA; plus

(b) expenses for operating the Creole Trail Pipeline and maintaining it in good repair and operating condition payable during such period, including the ordinary course fees and costs of the Operator payable pursuant to the CCTP O&M Agreement; plus

(c) insurance costs payable during such period in connection with the Creole Trail Pipeline; plus

(d) applicable sales and excise taxes (if any) payable or reimbursable by CCTP during such period; plus

(e) franchise taxes payable by CCTP during such period; plus

(f) property taxes payable by CCTP during such period; plus

(g) any other direct taxes (if any) payable by CCTP to the taxing authority (other than any taxes imposed on or measured by income or receipts) during such period; plus

(h) costs and fees attendant to the obtaining and maintaining in effect the Government Approvals for the Creole Trail Pipeline payable during such period; plus

(i) legal, accounting and other professional fees attendant to any of the foregoing items payable by CCTP during such period; plus

(j) Capital Expenditures required for compliance by CCTP with (A) any insurance policies, (B) any Government Approvals or Government Rules or (C) Prudent Industry Practices; plus

(k) all other cash expenses payable by CCTP in the ordinary course of business.

Operation and Maintenance Expenses shall exclude, to the extent included above (i) payments into any of the Accounts during such period, (ii) payments of any kind with respect to Restricted Payments during such period, (iii) depreciation for such period, (iv) other than as specified in clause (j), any Capital Expenditure and (v) any payments of any kind with respect to any restoration during such period.

“CEILLC” shall mean Cheniere Energy Investments, LLC.

“Collateral Agent” has the meaning assigned to such term in the preamble.

“Corporate Trust Office” shall mean the office of the Depositary Bank at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 1251 Avenue of the Americas, 19th Floor, New York, NY 10020, Attention: Corporate Trust Department, or such other address as the Depositary Bank may designate from time to time by notice to the Borrower and Collateral Agent, or the principal corporate trust office of any successor Depositary Bank (or such other address as such successor Depositary Bank may designate from time to time by notice to the Borrower and Collateral Agent).

“Credit Agreement” has the meaning assigned to such term in the first recital.

“Credit Agreement Debt Service Reserve Account” has the meaning assigned to such term in Section 2.3(a)(iii).

“Credit Agreement Debt Service Reserve Requirement” shall mean the Debt Service Reserve Amount (as defined in the Credit Agreement).

“Credit Extensions” shall mean the making of a Loan or the issuing of a Letter of Credit.

“Debt Default” shall mean, with respect to any First Lien Obligations, any event or condition which, under the terms of any Secured Credit Document, causes, or permits holders of such First Lien Obligations outstanding thereunder to cause, the First Lien Obligations outstanding thereunder to become immediately due and payable.

“Debt Service Payment Account” has the meaning assigned to such term in Section 2.3(a)(ii).

“Debt Service Payment Account Withdrawal Certificate” shall mean a certificate in the form of Exhibit J.

“Depositary Bank” has the meaning assigned to such term in the preamble.

“Discharge of Credit Agreement Obligations” has the meaning assigned to the term “Discharge of Obligation” in the Credit Agreement.

“Disposition Proceeds Account” has the meaning assigned to such term in Section 2.3(a)(v).

“Disposition Proceeds Account Withdrawal Certificate” shall mean a certificate in the form of Exhibit B.

“DSR Account Transfer Certificate” shall mean a certificate in the form of Exhibit C.

“DSR Secured Additional First Lien Obligations” shall mean any Additional First Lien Obligations secured by a debt serve reserve requirement.

“Indemnified Depositary Bank Party” has the meaning assigned to such term in Section 5.2.

“L/C Cash Collateral Account” shall mean each account established pursuant to Section 2.3(a)(viii) and any other account established in accordance with Section 2.3 for similar purposes.

“Lenders” has the meaning assigned to such term in the first recital.

“Local CEILLC Management Account” shall mean an account of the Borrower created within 30 days of the Closing Date and identified in writing by Borrower to the Collateral Agent (and including any successor accounts).

“Local Discretionary Capex Account” shall mean an account of the Borrower created within 30 days of the Closing Date and identified in writing by Borrower to the Collateral Agent (and including any successor account). Such account shall be subject to a perfected Lien of the Collateral Agent pursuant to a Control Agreement, as and to the extent required by Section 3.4(j).

“Local Distribution Account” shall mean an account of the Borrower created within 30 days of the Closing Date and identified in writing by Borrower to the Collateral Agent (and including any successor account). Such account shall be subject to a perfected Lien of the Collateral Agent pursuant to a Control Agreement, as and to the extent required by Section 3.10(b).

“Local Operating Accounts” shall mean the respective account of each of the Borrower, CEILLC, CCTP, SPLNG and Tug Services set forth on Schedule 1 (and including any successor account). Each account set forth on Schedule 1 shall be subject to a perfected Lien of the Collateral Agent pursuant to a Control Agreement, as and to the extent required by Section 3.4. Each reference herein to a “Local Operating Account” shall be deemed to be a reference to the relevant Local Operating Account.

“Monthly Date” shall mean the last Business Day of each calendar month.

“Net Insurance/Condemnation Proceeds Account” has the meaning assigned to such term in Section 2.3(a)(iv).

“Net Insurance/Condemnation Proceeds Account Withdrawal Certificate” shall mean a certificate in the form of Exhibit D.

“Notice of Objection” shall mean a written notice of objection from the Collateral Agent (i) stating that (x) the proposed withdrawal or transfer is not permitted under the Secured Credit Documents or (y) a Default or Debt Default has occurred and is continuing and (ii) instructing the Depositary Bank not to proceed with the requested withdrawal or transfer that is the subject of such notice of objection.

“Operating Account” has the meaning assigned to such term in Section 2.3(a)(vi).

“Operating Account Withdrawal Certificate” shall mean a certificate in the form of Exhibit G.

“Operation and Maintenance Expenses” shall mean, collectively, (i) the Borrower Operation and Maintenance Expenses, (ii) on and following the CCTP Funding Date, the CCTP Operation and Maintenance Expenses, and (iii) on and following the SPLNG Funding Date, the SPLNG Operation and Maintenance Expenses.

“Permitted Reinvestment” shall mean any proposed use of Net Insurance/Condemnation Proceeds that is approved by the Collateral Agent pursuant to Section 3.4(b) as satisfying the requirements of Section 3.4(a)(ii).

“Responsible Officer” shall mean, with respect to the Depositary Bank, any officer assigned to the Corporate Trust Office of the Depositary Bank, who shall have direct responsibility for the administration of this Agreement, and shall also include any other officer of the Depositary Bank to whom any depositary agent matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Revenue” shall mean, for any period, the aggregate of all cash revenues (without duplication) received by any Credit Party, including from: (a) the sale of goods and services during such period, (b) payments for reimbursements for amounts paid by any Credit Party under the Material Contracts, (c) all proceeds from business interruption insurance and proceeds of forced outage insurance, (d) any interest or earnings on Cash Equivalents on deposit in any of the Accounts, (e) any Restricted Payment made by one Subsidiary Guarantor to the Borrower or another Subsidiary Guarantor and (f) any other revenue, proceeds, receipts, liquidated damages, or earnings received by each Credit Party during such period determined on a cash basis; provided, however, that “Revenue” shall not include (i) proceeds from the incurrence or issuance of Indebtedness permitted to be incurred under the Credit Agreement or any other First Lien Secured Debt Instrument, (ii) any Net Insurance/Condemnation Proceeds or Net Asset Sale Proceeds, or (iii) any payments from one Credit Party to another Credit Party for Operation and Maintenance Expenses. For the avoidance of doubt, on and following the SPLNG Funding Date, payments received by SPLNG in connection with the SPL TUA and/or pursuant to the Terminal Use Rights Assignment and Agreement from or on behalf of CEILLC or SPL shall be considered Revenue.

“Revenue Account” has the meaning assigned to such term in Section 2.3(a)(i).

“Revenue Account Transfer Certificate” shall mean a certificate in the form of Exhibit E.

“Secondment Agreement” shall mean the Amended and Restated Services and Secondment Agreement, dated as of August 9, 2012, between CEILLC (assignee of Cheniere Energy Partners GP, LLC and Cheniere LNG O&M Services, LLC Services).

“Secured Credit Documents” shall mean, collectively, the Financing Documents and the Additional First Lien Documents.

“Securities” has the meaning assigned to such term in Section 2.6(e).

“SPL O&M Agreement” shall mean the Operation and Maintenance Agreement, dated as of May 14, 2012, between CEILLC, SPL and, solely for the purposes set forth therein, Cheniere LNG O&M Services, LLC, as amended by that certain Assignment and Assumption Agreement, dated as of November 20, 2013, between the CEILLC and Cheniere Energy Partners GP, LLC.

“SPLNG Operation and Maintenance Expenses” shall mean, for any period, the sum, computed without duplication, of the following:

(a) general and administrative expenses including expense reimbursements payable to the manager pursuant to the SPLNG Partnership Agreement and for ordinary course fees and costs of the manager pursuant to the SPLNG Management Services Agreement; plus

(b) expenses for operating the SPLNG Terminal and maintaining it in good repair and operating condition payable during such period, including the ordinary course fees and costs of the Operator payable pursuant to the SPLNG O&M Agreement; plus

(c) insurance costs payable during such period with respect to the SPLNG Terminal; plus

(d) applicable sales and excise taxes (if any) payable or reimbursable by SPLNG during such period; plus

(e) franchise taxes payable by SPLNG during such period; plus

(f) property taxes payable by SPLNG during such period; plus

(g) any other direct taxes (if any) payable by SPLNG during such period; plus

(h) costs and fees attendant to the obtaining and maintaining in effect the Government Approvals for the SPLNG Terminal payable during such period; plus

(i) legal, accounting and other professional fees attendant to any of the foregoing items payable by SPLNG during such period; plus

(j) Capital Expenditures required for compliance by SPLNG with (A) any insurance policies, (B) any Government Approvals or Government Rules or (C) Prudent Industry Practices; plus

(k) all other cash expenses payable by SPLNG in the ordinary course of business.

Operation and Maintenance Expenses shall exclude, to the extent included above (i) payments into any of the Accounts during such period, (ii) payments of any kind with respect to Restricted Payments during such period, (iii) depreciation for such period, (iv) other than as specified in clause (j), any Capital Expenditure and (v) any payments of any kind with respect to any restoration during such period.

“Supplemental Revenue Account Transfer Certificate” shall mean a certificate in the form of Exhibit F.

“Triggering Event” shall mean the occurrence of a Debt Default under any Secured Credit Document with respect to which the Credit Agreement Administrative Agent or any other Senior Class Debt Representative has given the Collateral Agent written notice thereof.

“Trigger Notice” has the meaning assigned to such term in Section 2.6(i).

“Tug Services” shall mean Sabine Pass Tug Services, LLC.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.2. Certain Principles of Interpretation.

(a) Unless otherwise specified, references herein to any Article or Section are references to such Article or Section of this Agreement, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

(b) As used herein, and in any certificate or other document made or delivered pursuant hereto or thereto:

(i) in any computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”;

(ii) the words “including” and “include” shall mean including without limiting the generality of any description preceding such term, and, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned;

(iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);

(iv) the expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the First Lien Obligations shall mean the payment in full, in immediately available funds, of all the First Lien Obligations; and

(v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties (whether real or personal), including cash, securities, revenues, accounts, leasehold interests and contract rights.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Article, Schedule, Annex, Exhibit and analogous references are to this Agreement unless otherwise specified.

(d) References to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions herein).

(e) Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

SECTION 1.3. UCC Terms. Unless otherwise defined herein, terms defined in Articles 8 and 9 of the UCC which are used herein shall have the respective meanings given to those terms in Articles 8 and 9 of the UCC, except where the context otherwise requires.

ARTICLE II

APPOINTMENT OF DEPOSITARY BANK; PROCEDURES,

GOVERNMENT AND ESTABLISHMENT OF ACCOUNTS

SECTION 2.1. Acceptance of Appointment of Depositary Bank. The Borrower and the Collateral Agent hereby appoint MUFG Union Bank, N.A. and MUFG Union Bank, N.A. hereby accepts such appointment and agrees to act as depositary bank with respect to the Accounts hereunder, with such powers as expressly delegated to the Depositary Bank in this Agreement. The Borrower and the Collateral Agent hereby appoint MUFG Union Bank, N.A., and MUFG Union Bank, N.A. hereby agrees to act as “securities intermediary” and “bank” (within the meaning of Articles 8 and 9 of the UCC) with respect to the Accounts hereunder, with such powers as are expressly delegated to the Depositary Bank by the terms of this Agreement.

SECTION 2.2. Procedures Governing Accounts.

(a) The Depositary Bank hereby agrees to accept all Account Property and to promptly deposit or credit all such Account Property into the Accounts established hereunder as directed in writing by the Borrower or the Collateral Agent. The Depositary Bank shall hold the Accounts (and the Revenues, Net Insurance/Condemnation Proceeds, Net Asset Sale Proceeds, Credit Extensions, cash, payments, securities, investments and other amounts on deposit therein) during the term of this Agreement for disbursement as directed by the Borrower or the Collateral Agent, which instructions and disbursement shall be given and made strictly in accordance with the terms hereof.

(b) Each Account is, and will be maintained by the Depositary Bank as a “securities account” as such term is defined in Section 8-501(a) of the UCC. The Depositary Bank shall treat the Account Property, and all rights related thereto, now or hereafter deposited in or credited to the Accounts as “financial assets” (as defined in Section 8-102(a)(9) of the UCC), to be held by the Depositary Bank (and the term “financial assets” shall be used herein to refer to all such amounts, Cash Equivalents, property and rights), acting as a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC), and will treat and identify the Collateral Agent as an “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the Accounts and all financial assets credited thereto. The “security intermediary’s jurisdiction” (as defined in Section 8-110(e)(1) of the UCC) and the “bank’s jurisdiction” (as determined pursuant to Section 9-304(b)(1) of the UCC) for purposes of Article 9 of the UCC shall be the State of New York. If and to the extent any Account is deemed to be a “deposit account” as such term is defined in Section 9-102(a)(29) of the UCC, the Depositary Bank shall act not as securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). The Collateral Agent shall be deemed the customer of the Depositary Bank, acting as “bank” for purposes of the Accounts and, as such, shall be entitled to all the rights that customers of banks have under applicable Government Rules with respect to deposit accounts, including the right to withdraw funds from, or close, the Accounts in accordance with this Agreement. The Depositary Bank shall not have title to the funds on deposit in the Accounts, and shall credit the Accounts with all receipts of interest, dividends and other income received on the property held in the Accounts. If, while a Trigger Notice is outstanding, the Depositary Bank shall receive any instruction from the Collateral Agent directing disposition of the funds in the Accounts in accordance with this Agreement, the Depositary Bank shall comply with such instruction without further consent by the Borrower or any other Person. The Depositary Bank hereby represents that it has not entered into, and agrees that, until the termination of this Agreement, it will not enter into, any agreement with any other Person in respect of any of the Accounts pursuant to which it would agree to comply with instructions made by such Person (other than this Agreement and any customer agreement required by the Depositary Bank of the Borrower in order to open the Accounts, provided that a copy of any such agreement has been delivered to the Collateral Agent (and the Collateral Agent shall then deliver a copy to each Senior Class Debt Representative) and in the event of any conflict, this Agreement shall prevail). The “bank’s” jurisdiction for purposes of Section 9-304(b)(1) of the UCC is and shall continue to be the State of New York. The Depositary Bank shall deposit all funds received for deposit in such Accounts in accordance with the terms of this Agreement.

(c) All Account Property, held in or credited to each Account, shall constitute a part of the Collateral and shall be disbursed only in accordance with the terms hereof. All such Account Property shall constitute the property of the Borrower and shall be (i) subject to the Lien of the Collateral Agent (for the benefit of the First Lien Secured Parties), and (ii) “controlled” (within the meaning of Section 8-106(d) or Section 9-104(a), as applicable, of the UCC) by the Collateral Agent for the purposes of, and on the terms set forth in this Agreement and all such Account Property shall constitute a part of the Collateral and shall not constitute payment of any First Lien Obligations until applied as hereinafter provided. The Borrower agrees that its rights to Account Property held in or credited to the respective Accounts are subject to and controlled by the terms of this Agreement.

(d) Notwithstanding anything to the contrary set forth herein or in any other Secured Credit Document, the Depositary Bank hereby agrees that it will comply with “entitlement orders” (within the meaning of Section 8-102(a)(8) of the UCC, including any notification to the Depositary Bank directing transfer or redemption of any securities or other financial assets in any Account) or any written instruction directing disposition of any funds in any Account issued by the Collateral Agent and relating to any Account without the requirement of further consent by the Borrower or any other Person. If the Borrower is otherwise entitled to issue entitlement orders (within the meaning of Section 8-102(a)(8) of the UCC) or instructions directing disposition of funds with respect to any Account in its name, and such entitlement orders or instructions conflict with any entitlement orders or instructions received by the Depositary Bank from the Collateral Agent prior to the execution by the Depositary Bank of the Borrower’s conflicting entitlement order, the Depositary Bank shall follow the entitlement orders or instructions issued by the Collateral Agent. The Depositary Bank hereby represents that it has not entered into, and hereby agrees that, until it has received written notice from the Collateral Agent that each of the Secured Credit Documents has been terminated, it will not enter into, any agreement with any other Person relating to the Accounts (or the Account Property deposited therein or credited thereto) pursuant to which it has agreed or will agree to comply with entitlement orders or written instructions made by such Person. The Depositary Bank hereby represents that it has not entered into any other agreement with the Borrower or the Collateral Agent purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders or written instructions as set forth in this Section 2.2(d).

(e) The Accounts established pursuant to Section 2.3 shall be in the name of the Borrower, as set forth in Section 2.3, but under the exclusive control of the Collateral Agent for the benefit of the First Lien Secured Parties at all times until the termination of this Agreement, subject to the terms of and exceptions provided for in this Agreement. All Account Property from time to time held in or credited to each Account shall be (i) registered in the name of, or payable to the order of, the Depositary Bank, or (ii) endorsed to the Depositary Bank or in blank or credited to another account maintained in the name of the Depositary Bank. In addition, in no case will any Account Property deposited in or credited to any Account be registered in the name of, payable to the order of, or specially endorsed to the Borrower or any other Credit Party, except to the extent the foregoing have been specially endorsed to the Depositary Bank or in blank.

(f) Except for the claims and interest of the Collateral Agent and of the Borrower in the Accounts, as the case may be, no Responsible Officer of the Depositary Bank has actual knowledge of any claim to, or interest in, the Accounts or Account Property credited thereto. If a Responsible Officer of the Depositary Bank obtains actual knowledge that any Person (other than the First Lien Secured Parties) has asserted any Lien or adverse claim against the Accounts or in any Account Property deposited therein or credited thereto, the Depositary Bank will promptly notify the Collateral Agent and the Borrower thereof.

SECTION 2.3. Establishment of Accounts. (a) The Depositary Bank shall, on or prior to the date hereof, establish the relevant Accounts at its Corporate Trust Office which shall be maintained at all times in accordance with Section 2.2 until the termination of this Agreement.

(i) Revenue Account. The Depositary Bank shall establish a segregated, non-interest bearing and irrevocable account of the Borrower entitled “Revenue Account” to be maintained with the Depositary Bank initially having account number XXXXXXXXXX (together with any successor account, the “Revenue Account”). No payments shall be made out of such account except on the terms herein stated.

(ii) Debt Service Payment Account. The Depositary Bank shall establish a segregated, non-interest bearing and irrevocable account of the Borrower entitled “Debt Service Payment Account” to be maintained with the Depositary Bank, initially having account number XXXXXXXXXX (together with any successor account, the “Debt Service Payment Account”). No payments shall be made out of such account except on the terms herein stated.

(iii) Credit Agreement Debt Service Reserve Account. The Depositary Bank shall establish a segregated, non-interest bearing and irrevocable account of the Borrower entitled “Credit Agreement Debt Service Reserve Account” to be maintained with the Depositary Bank, initially having account number XXXXXXXXXX (together with any successor account, the “Credit Agreement Debt Service Reserve Account”). No payments shall be made out of such account except on the terms herein stated.

(iv) Net Insurance/Condemnation Proceeds Account. The Depositary Bank shall establish a segregated, non-interest bearing and irrevocable account of the Borrower entitled “ Net Insurance/Condemnation Proceeds Account” to be maintained with the Depositary Bank, initially having account number XXXXXXXXXX (together with any successor account, the “Net Insurance/Condemnation Proceeds Account”). No payments shall be made out of such account except on the terms herein stated.

(v) Disposition Proceeds Account. The Depositary Bank shall establish a segregated, non-interest bearing and irrevocable account of the Borrower entitled “Disposition Proceeds Account” to be maintained with the Depositary Bank, initially having account number XXXXXXXXXX (together with any successor account, the “Disposition Proceeds Account”). No payments shall be made out of such account except on the terms herein stated.

(vi) Operating Account. The Depositary Bank shall establish a segregated, non-interest bearing and irrevocable account of the Borrower entitled “Operating Account” to be maintained with the Depositary Bank, initially having account number XXXXXXXXXX (together with any successor account, the “Operating Account”). No payments shall be made out of such account except on the terms herein stated.

(vii) [Reserved].

(viii) L/C Cash Collateral Account. The Depositary Bank shall establish (i) a segregated, non-interest bearing and irrevocable account of the Borrower entitled “L/C Cash Collateral Account for the benefit of The Bank of Tokyo-Mitsubishi UFJ, Ltd., as DSR Issuing Bank” to be maintained with the Depositary Bank, initially having account number XXXXXXXXXX and (ii) a segregated, non-interest bearing and irrevocable account of the Borrower entitled “L/C Cash Collateral Account for the benefit of The Bank of Tokyo-Mitsubishi UFJ, Ltd., as WC Issuing Bank” to be maintained with the Depositary Bank, initially having account number XXXXXXXXXX (each such account, together with any successor account, and any similar account established for any other Issuing Bank at the written request of the Borrower or the Collateral Agent to the Depositary Bank, a “L/C Cash Collateral Account”). No payments shall be made out of any such account except on the terms herein stated.

(b) Additional Debt Service Reserve Account. The Borrower shall direct the Depositary Bank in writing to create, and upon receipt of such written direction, the Depositary Bank shall create, any Additional Debt Service Reserve Account when required pursuant to the terms of any Additional First Lien Debt Facility that provides for a “debt service reserve requirement”, and the Depositary Bank shall provide written notice to the Borrower and the Collateral Agent of the account number and wire instructions for such newly established Additional Debt Service Reserve Account. Each Additional Debt Service Reserve Account shall be maintained with the Depositary Bank at all times in accordance with Section 2.2 until the termination of this Agreement. No payments shall be made out of such account except on the terms herein stated.

(c) Each of the Accounts shall be denominated in Dollars.

(d) For administrative purposes, additional sub-accounts within the Accounts may be established and created by the Depositary Bank as it deems necessary or as directed by the Collateral Agent or the Borrower in separate accounts.

(e) The complete wire instructions for the Accounts are as set forth on Schedule 2.

(f) In the event that, in accordance with this Agreement, the Depositary Bank is required to segregate certain monies in an Account from any other amounts on deposit in such Account pending transfer or withdrawal in accordance with this Agreement, the Depositary Bank shall, if requested, in a written notice to the Depositary Bank by the Collateral Agent or the Borrower, create a separate account for such purpose (and the Collateral Agent or the Borrower, as applicable, shall give notice to the other party promptly after the creation thereof).

SECTION 2.4. Security Interest.

(a) As collateral security for the prompt and complete payment and performance when due of all of its First Lien Obligations owing to any of the First Lien Secured Parties, the Borrower hereby pledges, assigns, hypothecates and transfers to the Collateral Agent for the benefit of the First Lien Secured Parties, and grants to the Collateral Agent for the benefit of the First Lien Secured Parties a first-priority security interest in and to, all of the Borrower’s right, title and interest, whether now existing or hereafter acquired or arising, in, to and under, all of the Accounts and all Account Property at any time deposited in or credited to the Accounts and all security entitlements with respect thereto, including all income or gain earned thereon, and any proceeds thereof (collectively, the “Account Collateral”); provided, however, that the Lien on all of the Borrower’s rights, title and interest in, to and under (x) the Credit Agreement Debt Service Reserve Account and all amounts on deposit therein or credited thereto (including any Letter of Credit and any Acceptable Third Party DSR LC) shall be solely for the benefit of the Term Loan Lenders (and, solely to the extent set forth in the last sentence of Section 3.5(f), the other First Lien Secured Parties), (y) each Additional Debt Service Reserve Account and all amounts on deposit therein or credited thereto (including any letters of credit) shall be solely for the benefit of the holders of the applicable Series of Additional First Lien Obligations (and, solely to the extent set forth in the last sentence of Section 3.5(g), the other First Lien Secured Parties) and (z) each L/C Cash Collateral Account and all amounts on deposit therein or credited thereto shall be solely for the benefit of the applicable Issuing Bank (but solely with respect to its Letter of Credit Issuance Commitment, any DSR Loan or Revolving Loan deemed made pursuant to Section 2.3(c)(ii) of the Credit Agreement and any Unreimbursed Amount owed to it from time to time) as contemplated by Section 3.9.

(b) Each of the Borrower, the other Credit Parties and the Collateral Agent, on behalf of the First Lien Secured Parties, hereby authorizes the Depositary Bank to set off against and/or debit the Account Collateral to the extent of any and all fees and charges owing to the Depositary Bank directly related to the Account Collateral or the Depositary Bank’s duties and rights hereunder (including the reasonable fees and expenses of its counsel) and the face amount of any checks which have been credited to any Account but are subsequently returned because of uncollected or insufficient funds if the Borrower has not paid such fees and charges or otherwise reimbursed the Depositary Bank for any returned checks within three (3) Business Days from the date (i) such amounts are due and owing or (ii) such checks are returned to the Depositary Bank. Except with respect to the amounts described in the preceding sentence, the Depositary Bank hereby waives any right of set-off or recoupment that it may have or obtain with respect to the Accounts or Account Collateral deposited therein or credited thereto and agrees that in the event that the Depositary Bank has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Account Collateral, the Depositary Bank hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent for the benefit of the First Lien Secured Parties, respectively.

SECTION 2.5. Termination. The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interests in the Accounts and are powers coupled with an interest and will not be affected by the bankruptcy of the Borrower or any Subsidiary Guarantor or by the lapse of time (other than the occurrence of the Discharge of First Lien Obligations). The obligations of the Depositary Bank hereunder shall continue in effect until the termination of this Agreement pursuant to Section 6.12 or the resignation or removal of the Depositary Bank pursuant to Section 4.4.

SECTION 2.6. Control of Accounts, Funds and Cash Equivalents.

(a) Each of the Borrower, the other Credit Parties and the Collateral Agent hereby irrevocably instructs and authorizes the Depositary Bank to deposit into and withdraw, invest, reinvest and liquidate funds from the Accounts in accordance with the terms and conditions of this Agreement.

(b) Absent written instruction from the Borrower or the Collateral Agent, funds held in any Account shall be held uninvested. The parties hereto hereby acknowledge and agree that they will not have any claim or cause of action against the Depositary Bank for its failure to invest the funds in an interest bearing or otherwise accreting account and the Borrower shall indemnify and hold the Depositary Bank harmless from any such claim (and any expenses incurred defending such claim) asserted, as applicable, by any of the parties or any of their respective shareholders, creditors, trustee(s) in bankruptcy or other persons not a party to this Agreement.

(c) Pending disbursement of any funds held in any Account by the Depositary Bank pursuant to this Agreement, such funds, including earnings thereon, shall be invested either (i) as instructed in writing on Exhibit I by the Borrower prior to a Triggering Event, or the Collateral Agent, following the occurrence and during the continuance of a Triggering Event, in a specific money market fund or bank deposit investment vehicle or (ii) as instructed in writing on Exhibit I by the Borrower prior to a Triggering Event, or the Collateral Agent, following the occurrence and during the continuance of a Triggering Event, in Cash Equivalents. It is understood and agreed that Exhibit I represents money market funds which are currently available for investment of funds held in Depositary Bank depositary accounts, which availability is subject to change following the date of this Agreement. Depositary Agent shall have no obligation to confirm that any investment is a Cash Equivalent.

(d) If the Borrower, prior to a Triggering Event, chooses to invest the funds in its Accounts in accordance with Section 2.6(c)(i), the investment may be changed by delivery to the Depositary Bank of a written request including a revised and re-executed Exhibit I. Upon receipt of such request the Depositary Bank will reinvest the funds in the indicated investment within two (2) Business Days or such additional time as may be required due to circumstances beyond the Depositary Bank’s control.

(e) If the Borrower chooses to invest the funds in its Accounts in accordance with Section 2.6(c)(ii), each of the parties hereto acknowledges that the Depositary Bank does not have the ability to purchase or sell securities, certificates, debt or equity instruments, exchange traded funds or other investment vehicles (collectively, “Securities”) on behalf of any other person or party. Therefore, to the extent that the Borrower elects to invest the funds in its Accounts in securities, the Borrower will be responsible for initiating any purchase or sale of such securities on the open market by whatever means necessary and available to it and the Depositary Bank will settle such purchases or sales into and out of the applicable Account, as necessary. Specifically, (A) for any purchase of securities directed by the Borrower, the Borrower shall place a buy order on the open market for the securities it wishes to purchase and shall indicate that such purchase is to be settled by the Depositary Bank into the applicable Account using the funds on deposit in such Account and (B) for any sale of securities directed by the Borrower, the Borrower shall place a sell order on the open market for the securities it wishes to sell and shall indicate that such sale is to be settled by the Depositary Bank out of the holdings of such securities in the applicable Account and that all funds received from the sale of such securities shall be paid to the Depositary Bank for deposit into the applicable Account. In order to ensure the proper settlement of purchases and sales of securities, the Borrower shall give the Depositary Bank written notice prior to the applicable settlement date in accordance with Exhibit H. Settlement of any trades of securities into any Account will be on an actual basis. Additionally, the Depositary Bank shall not be required to comply with any settlement instructions requesting it to purchase any securities for any Account unless the then-current balance of such Account is sufficient to purchase such securities.

(f) In the event that a money market fund is designated herein as the initial investment for the funds on deposit in any Account, the party or parties designating the investment acknowledge receipt of the prospectus for such fund at the time of execution of this Agreement.

(g) Instructions with respect to the investment of amounts received into an Account after 12:00 p.m. New York City time shall be deemed to apply for the following Business Day. Neither the Collateral Agent nor the Depositary Bank shall be liable for any loss resulting from any Cash Equivalents (or any investment or reinvestment therein or liquidation or redemption thereof) in any Account or the sale or redemption thereof except to the extent that such loss results solely from the gross negligence or willful misconduct of the Collateral Agent or the Depositary Bank, as the case may be, as determined by a final judgment of a court of competent jurisdiction, it being understood and agreed that in no event shall (i) any of the Collateral Agent or the Depositary Bank, as the case may be, be liable for any loss resulting from any investment made, or any sale or redemption of any investment made, in accordance with instructions received from the Borrower or (ii) the Depositary Bank be liable for any loss resulting from any investment made, or any sale or redemption of any investment made, in accordance with instructions received from the Collateral Agent. Except with respect to any L/C Cash Collateral Account, with respect to which interest and earnings shall be credited to the respective Account from which the investment was made, the Collateral Agent and the Borrower agree that the interest paid or other earnings on Cash Equivalents made hereunder shall be credited to the Revenue Account and reinvested in accordance with instructions received by a Responsible Officer of the Depositary Bank in accordance with the terms of this Agreement. Any loss shall be charged to the applicable Account. Prior to the Closing Date and from time to time as reasonably requested by the Depositary Bank, the Borrower shall provide to the Depositary Bank a valid Form W-8BEN-E (with attachments) and/or Form W-9 of the Internal Revenue Service of the United States, as applicable, or other appropriate form required with respect to the withholding or exemption from withholding of income tax on any investment income earned on the Accounts, and the Depositary Bank’s obligation to invest funds on deposit in the Accounts is conditioned upon receipt by a Responsible Officer of the Depositary Bank of such Form W-8BEN-E (with attachments) and/or Form W-9, as applicable, or such other appropriate form.

(h) If and when cash is required to be disbursed in accordance with Article III, and cash is not otherwise available in the Account from which disbursement is required, the Borrower shall direct a Responsible Officer of the Depositary Bank in writing by 12:00 p.m. (New York City time) on the Business Day on which such disbursement is required to be made, and the Depositary Bank shall, cause Cash Equivalents in such Account to be sold or otherwise liquidated into cash (without regard to maturity) as and to the extent necessary in order to make such transfers, disbursements or withdrawals required pursuant to Article III. If no such instruction with respect to liquidation of Cash Equivalents is received from the Borrower, the Depositary Bank shall have no obligation to make any disbursements from such Account or Accounts and shall have no liability for its failure to do so.

(i) Subject to the provisions of Section 2.7(f), notwithstanding anything to the contrary set forth herein or in any other Secured Credit Document, from and after receipt by a Responsible Officer of the Depositary Bank of a written notice from the Collateral

Agent that a Triggering Event has occurred (such notice, a “Trigger Notice”), which notice has not been withdrawn in writing by the Collateral Agent, the Depositary Bank (i) shall not transfer or withdraw funds from any Account as requested by the Borrower and (ii) shall transfer or withdraw funds in the Accounts only as directed by the Collateral Agent, subject to satisfaction of amounts owed to it under Section 2.4(b); provided that the Collateral Agent shall deliver a copy of any such notice concurrently to the Borrower.

SECTION 2.7. Certificates; Method and Timing of Payments and Transfers.

(a) The Depositary Bank shall only disburse amounts held in the Accounts upon receipt of a written notice from the Borrower or, if applicable, the Collateral Agent specifying (i) the amount to be disbursed, (ii) the date of disbursement, (iii) the recipient of the disbursement, and (iv) the manner of disbursement and delivery instructions (which shall be by wire transfer unless otherwise agreed by the Depositary Bank). Any certificate or written instruction required to be delivered hereunder by the Borrower shall be delivered to a Responsible Officer of the Depositary Bank, the Collateral Agent, the Credit Agreement Administrative Agent and the Senior Class Debt Representative for each Additional First Lien Debt Facility prior to 12:00 noon (New York City time) at least two (2) Business Days prior to the date of any transfer or distribution contemplated by such certificate or written instruction (except for payments requested to be paid to the Collateral Agent, in which case such certificate or written instruction shall be delivered to a Responsible Officer of the Depositary Bank within one (1) Business Day prior to the date of such transfer or distribution). Such certificate or instructions may be delivered by facsimile pursuant to Section 6.2 and shall be considered delivered only upon actual receipt by a Responsible Officer of the Depositary Bank.

(b) In the event that (i) any Credit Party shall be required to make a payment in respect of Operation and Maintenance Expenses or such other amounts contemplated under clause First of Section 3.1(b), and such amounts are in addition to the amounts reflected in the related Revenue Account Transfer Certificate, or (ii) any Credit Party shall be required to make a payment in respect of Operation and Maintenance Expenses or such other amounts contemplated under clause First of Section 3.1(b) on a date other than a Monthly Date and funds sufficient to satisfy such costs and expenses are not available in the Operating Account or relevant Local Operating Account, the Borrower may provide a Supplemental Revenue Account Transfer Certificate to a Responsible Officer of the Depositary Bank prior to 12:00 noon (New York City time) at least one (1) Business Day prior to the Monthly Date or other transfer date to which such certificate relates, requesting a transfer of such amounts from the Revenue Account to, at the election of Borrower, the Operating Account and or the Local Operating Accounts.

(c) Unless a Responsible Officer of the Depositary Bank has received a Notice of Objection no later than 12:00 noon (New York City time) one (1) Business Day prior to the requested withdrawal or transfer date in respect of a requested withdrawal or transfer from any Account pursuant to the applicable Revenue Account Transfer Certificate, Net Insurance/Condemnation Proceeds Account Withdrawal Certificate, Disposition Proceeds Account Withdrawal Certificate, DSR Account Transfer Certificate, Debt Service Payment Account Withdrawal Certificate or Supplemental Revenue Account Transfer Certificate properly completed and submitted by the Borrower to the Depositary Bank, the Collateral Agent, the Credit Agreement Administrative Agent and the Senior Class Debt Representative for each

Additional First Lien Debt Facility, the Depositary Bank will make such withdrawal or transfer in accordance with Section 2.7(e). If a Responsible Officer of the Depositary Bank has not received a Notice of Objection by the deadline identified above, it shall have no liability for any such withdrawal or transfer. Notwithstanding anything to the contrary herein the Borrower shall have no right to withdraw or transfer any funds or assets in any L/C Cash Collateral Account without the prior written consent of the applicable Issuing Bank (which consent shall be provided in writing to the Depositary Bank, the Collateral Agent and the Credit Agreement Administrative Agent).

(d) In the event that, following the delivery to the Depositary Bank of a withdrawal or transfer certificate but prior to the relevant withdrawal or transfer date, the Borrower shall determine that (i) any amounts specified in a withdrawal or transfer certificate (or an amended certificate, as applicable) have been incorrectly calculated, or (ii) there have occurred changes in the facts and circumstances on which the amounts specified in a withdrawal or transfer certificate were based so as to require the revision of such requested amounts, the Borrower shall notify the Credit Agreement Administrative Agent, Collateral Agent and the Depositary Bank in writing promptly and may replace such withdrawal or transfer certificate (or such amended certificate, as applicable) with a withdrawal or transfer certificate reflecting such corrected or revised amounts (a “Replacement Certificate”). The Borrower will deliver the Replacement Certificate acknowledged by the Credit Agreement Administrative Agent to a Responsible Officer of the Depositary Bank no later than one (1) Business Day prior to the withdrawal or transfer date to which the original certificate relates.

(e) Subject to the timely receipt of a certificate or written notice, if and as prescribed herein, and to the availability of cash in the applicable Account, the Depositary Bank shall initiate any payment or transfer hereunder required by means of wire transfer of immediately available funds, to the account of the payee set forth in such certificate or written instructions or schedule thereto, prior to 2:00 p.m. (New York City time) on the date requested for such payment or transfer; provided, however, that the Depositary Bank shall have no liability for the time of receipt by the payee. Notwithstanding the foregoing, neither the Collateral Agent nor the Depositary Bank shall be responsible in any manner for the truth and accuracy of any information contained in any certificate or written information provided by the Borrower and shall have no duty to independently verify as such.

(f) If the Collateral Agent delivered a Trigger Notice to a Responsible Officer of the Depositary Bank and the Debt Default resulting in such Trigger Notice is subsequently waived by the consent of the requisite percentage of holders of the applicable First Lien Obligations pursuant to and in accordance with the applicable Secured Credit Documents or the Collateral Agent is otherwise directed by the requisite percentage of holders of the applicable First Lien Obligations to withdraw such notice in accordance with the applicable Secured Credit Documents or the Collateral Agent receives evidence to its satisfaction that the Debt Default resulting in such Triggering Event has been cured by, or on behalf of, the Borrower, then the Collateral Agent shall promptly notify a Responsible Officer of the Depositary Bank in writing that such Trigger Notice is withdrawn. Notwithstanding anything to the contrary herein or any other Secured Credit Document, unless, the Collateral Agent specifies in the Trigger Notice that the Collateral Agent has been directed to exercise remedies pursuant to the Secured Credit Documents, (i) the Depositary Bank shall, as and when directed by the Collateral Agent in accordance with this Agreement, continue to make (and the Collateral Agent hereby authorizes) withdrawals and transfers in accordance with the clause First through clause Fifth of Section 3.1(b) and (ii) the Borrower, CEILLC, Tug Services, CCTP and SPLNG (in the case of CCTP, Tug Services and SPLNG, to the extent they are Credit Parties) shall continue to make (and the Collateral Agent hereby authorizes) payments and transfers from their Local Operating Account in accordance with Section 3.4.

(g) The Borrower hereby agrees to timely furnish to a Responsible Officer of the Credit Agreement Administrative Agent, the Depositary Bank and the Collateral Agent each Revenue Account Transfer Certificate and each other certificate referred to herein necessary for the Borrower to meet the contractual obligations referred to in Section 3.1(b).

SECTION 2.8. Security Interest Absolute. Until the Discharge of First Lien Obligations, all rights of the Collateral Agent and security interests hereunder shall be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of any of the Secured Credit Documents or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the First Lien Obligations, or any other amendment or waiver of or any consent to any departure from the Secured Credit Documents or any other agreement or instrument relating thereto;

(iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the First Lien Obligations; or

(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, any Subsidiary Guarantor or a third-party pledgor.

SECTION 2.9. Identification and Confirmation of Proceeds of Accounts. The Depositary Bank agrees to cause Cash Equivalents related to an Account to be promptly identified to the appropriate Account from which it was invested in accordance with the terms hereof, and to no other Account and in no other name. No interest of any Person other than the interests of the First Lien Secured Parties and the Borrower, as applicable, shall be identified to the Accounts or the Cash Equivalents therein.

SECTION 2.10. Power of Attorney. With respect to the powers and rights granted to the Collateral Agent in Article III, the Borrower hereby constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact to make the direct payments specified therein, and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable. No further direction or authorization from the Borrower shall be necessary to warrant or permit the Collateral Agent to direct such payments in accordance with the foregoing sentence and Article III. Without limiting the foregoing, with respect to any payments directed to be made by the Collateral Agent or made by the Depositary Bank directly to a third party pursuant to the terms hereof, all such direct payments shall satisfy the obligations of the Depositary Bank, the Collateral Agent and the other First Lien Secured Parties hereunder, and shall be secured by the Security Documents as fully as if made directly to the Borrower regardless of the disposition thereof by any other Person.

ARTICLE III

THE ACCOUNTS

SECTION 3.1. Accounts.

(a) Deposits into Accounts.

(i) The following amounts shall be deposited into the Revenue Account directly, or if received by the Borrower or any Subsidiary Guarantor, as soon as practicable upon receipt:

(A) all Revenue received by the Borrower or any Subsidiary Guarantor (other than any amounts paid by SPL to CEILLC pursuant to the [Terminal Use Rights and Assignment Agreement or SPL O&M Agreement]);

(B) all net payments paid to the Borrower under any Permitted Hedging Agreement;

(C) all amounts required to be transferred to the Revenue Account from any other Account as contemplated under this Agreement; and

(D) any otherwise unidentified funds received by the Borrower and any Subsidiary Guarantor;

provided that the Borrower and, after becoming Subsidiary Guarantors, CEILLC, Tug Services, CCTP and SPLNG shall be permitted to retain in their applicable Local Operating Account an amount equal to (1) in the case of the Borrower, without duplication of the amounts in clauses (2) and (3), the sum of the Borrower Operation and Maintenance Expenses then due and owing (including any amount owing from a prior month) plus expected Borrower Operation and Maintenance Expenses for the following forty-five (45) days; (2) in the case of CEILLC, the sum of the Borrower Operation and Maintenance Expenses then due and owing by CEILLC (including any amount owing from a prior month) plus expected Borrower Operation and Maintenance Expenses of CEILLC for the following forty-five (45) days; (3) in the case of Tug Services, the sum of the Borrower Operation and Maintenance Expenses then due and owing by Tug Services (including any amount owing from a prior month) plus expected Borrower Operation and Maintenance Expenses of Tug Services for the following forty-five (45) days; (4) in the case of CCTP, the sum of the CCTP Operation and Maintenance Expenses then due and owing (including any amount owing from a prior month) plus expected CCTP Operation and Maintenance Expenses for the following forty-five (45) days; (5) in the case of SPLNG, the sum of the SPLNG Operation and Maintenance Expenses then due and owing (including any amount owing from a prior month) plus expected SPLNG Operation and Maintenance Expenses for the following forty-five (45) days; and, for the avoidance of doubt, the Borrower, CEILLC, Tug Services, CCTP and SPLNG shall not be required to transfer such amounts to the Revenue Account.

(ii) If any of the foregoing amounts required to be deposited with the Depositary Bank in accordance with the terms of this Agreement are received by any Credit Party, such Credit Party shall hold such payments in trust for the Collateral Agent and shall immediately remit such payments, or cause such payments to be remitted, to the Depositary Bank for deposit in the Revenue Account in the form received, with any necessary endorsements.

(iii) Any amounts deposited into any Account by or on behalf of any Subsidiary Guarantor shall, to the extent of such deposit, constitute either a dividend payment from such Subsidiary Guarantor to the Borrower or a repayment of, or a making of, an intercompany loan by or to the Borrower. Any payments made by the Borrower, to or on behalf of, any Subsidiary Guarantor, from any of the Accounts shall, to the extent of such payment, constitute a capital contribution to such Subsidiary Guarantor by the Borrower or a making of, or a repayment of, an intercompany loan by or to such Subsidiary Guarantor.

(iv) In the event the Depositary Bank receives any Account Property without adequate instruction with respect to the proper Account in which such Account Property is to be deposited, the Depositary Bank shall deposit such Account Property into the Revenue Account and segregate such Account Property from all other Account Property on deposit in the Revenue Account and notify the Borrower and the Collateral Agent of the receipt of such Account Property. Upon receipt of written instructions from the Borrower acknowledged in writing by the Collateral Agent, the Depositary Bank shall transfer such Account Property from the Revenue Account to the Account specified by such instructions. The Depositary Bank agrees that all property delivered to the Depositary Bank pursuant to any of the Secured Credit Documents will be promptly credited to the Revenue Account or, if otherwise instructed in writing, to any other appropriate Account.

(b) Revenue Account Waterfall. Each of the Borrower and the Collateral Agent hereby irrevocably authorize the Depositary Bank to make withdrawals and transfers of amounts (via wire transfer or via another method directed by the Borrower in writing and acknowledged in writing by the Collateral Agent (such acknowledgment not to be unreasonably withheld) and reasonably acceptable to the Depositary Bank), to the extent then available in the Revenue Account, as provided herein, in the amounts (to the extent thereof), at the times, for the purposes and in the order of priority set forth below:

First, the Depositary Bank shall, from time to time on each Monthly Date pursuant to a Revenue Account Transfer Certificate or on such other date pursuant to a Supplemental Revenue Account Transfer Certificate duly completed and delivered in accordance with Section 2.7(b), transfer to, at the election of Borrower, the Operating Account and or the Local Operating Accounts, in any case, from the Revenue Account, to the extent available, an amount equal to (x) the sum of Operation and Maintenance Expenses then due and owing (including any amount owing from a prior month) plus expected Operation and Maintenance Expenses for the 45-day period immediately following such Monthly Date minus (y) the amounts on deposit in the Operating Account and the Local Operating Accounts.

Second, from time to time when due, as specified in the Revenue Account Transfer Certificate referenced below, after transfer of amounts in accordance with clause First on such date, if any, the Depositary Bank shall to the extent available, pay all the fees, expenses or other amounts (including fronting fees, if any) then due and owing, to the Depositary Bank, the Collateral Agent, each Senior Class Debt Representative and each Issuing Bank (or issuing bank under any other First Lien Secured Debt Instrument), in their capacities as such (including the reasonable fees and expenses of their respective counsel) as set forth in a Revenue Account Transfer Certificate duly completed and delivered in accordance with Section 2.7; provided that if funds available to make such payments are not sufficient to make all such payments, the Depositary Bank shall apply the remaining funds on a pro rata basis based on the amounts owing to each such Person.

Third, on each Interest Payment Date or from time to time when due, after transfer of amounts in accordance with clauses First and Second on such date, if any, the Depositary Bank shall transfer either (1) to the Debt Service Payment Account or (2) with respect to amounts then due and payable or becoming due and payable on the date of the requested transfer, at the election of the Borrower, directly to the applicable Senior Class Debt Representative or the other applicable Person, to the extent available, as the case may be, the amount of (i) (A) all fees (but excluding fees payable under clause Second) under and in respect of the Secured Credit Documents, (B) all interest on Loans under the Credit Agreement, and (C) all interest under any Additional First Lien Documents; (ii) payments to Lender Counterparties under Permitted Hedging Agreements (other than Hedging Termination Values); and (iii) any other First Lien Obligations pursuant to the Secured Credit Documents (but excluding amounts payable under clause Fourth), in each case, that are then due and payable, becoming due and payable on the date of the requested transfer or becoming due and payable on or prior to the immediately succeeding Quarterly Payment Date and as set forth in a Revenue Account Transfer Certificate duly completed and delivered in accordance with Section 2.7; provided that if funds available to make such payments are not sufficient to make all such payments, the Depositary Bank shall apply the remaining funds on a pro rata basis based on the amounts owing to each such Person.

Fourth, on each Quarterly Payment Date or from time to time when due, after transfer of amounts in accordance with clauses First, Second and Third on such date, if any, the Depositary Bank shall transfer either (1) to the Debt Service Payment Account or (2) with respect to amounts then due and payable or becoming due and payable on the date of the requested transfer, at the election of the Borrower, directly to the applicable Senior Class Debt Representative or the other applicable Person, to the extent available, an amount set forth on the Revenue Account Transfer Certificate specified below, which equals the sum (without duplication) of (A) the principal amount (including any applicable premium) of (1) all outstanding Credit Extensions and (2) all outstanding principal amounts under the Additional First Lien Documents; and (B) payments in respect of Hedging Termination Values (or, to the extent the applicable Lender

Counterparty is precluded by virtue of any consent to assignment from terminating any such agreement at such time, the amount which would be due if such Permitted Hedging Agreement were terminated), in each case, that are then due and payable, becoming due and payable on the date of the requested transfer or becoming due and payable on or prior to the immediately succeeding Quarterly Payment Date, and (ii) from time to time when due, the Depositary Bank shall transfer to the applicable L/C Cash Collateral Account, to the extent available, an amount set forth on the Revenue Account Transfer Certificate specified below, payments that are then due and payable under Section 2.21(d) of the Credit Agreement, in each case as set forth in a Revenue Account Transfer Certificate duly completed and delivered in accordance with Section 2.7; provided that if funds available to make such payments are not sufficient to make all such payments, the Depositary Bank shall apply the remaining funds on a pro rata basis based on the amounts owing to each such Person.

Fifth, on each Monthly Date, after the application of funds provided for in clauses First, Second, Third and Fourth on such date, if any, the Depositary Bank shall transfer (i) to the Credit Agreement Debt Service Reserve Account an amount from the Revenue Account, to the extent available, that is sufficient to cause the balance on deposit in the Credit Agreement Debt Service Reserve Account to equal the then applicable Credit Agreement Debt Service Reserve Requirement and (ii) to each Additional Debt Service Reserve Account an amount from the Revenue Account, to the extent available, that is sufficient to cause the balance on deposit in such Additional Debt Service Reserve Account to equal the then applicable Additional Debt Service Reserve Requirement, as set forth in a Revenue Account Transfer Certificate duly completed and delivered in accordance with Section 2.7; provided that if funds available to make such payments are not sufficient to make all such payments, the Depositary Bank shall apply the remaining funds on a pro rata basis based on the amounts owing to each such Person.

Sixth, on each Quarterly Payment Date, after the application of funds provided for in clauses First, Second, Third, Fourth and Fifth on such date, if any, the Depositary Bank shall transfer to the Persons to whom such Indebtedness is owed, from the Revenue Account, to the extent available, the amounts (without duplication) owing by the Borrower or any Subsidiary Guarantor under any Permitted Debt (to the extent representing Indebtedness for borrowed money) on such Quarterly Payment Date, as set forth in a Revenue Account Transfer Certificate duly completed and delivered in accordance with Section 2.7.

Seventh, on each Quarterly Payment Date, after the application of funds provided for in clauses First, Second, Third, Fourth, Fifth and Sixth on such date, if any, the Depositary Bank shall transfer to the Persons to whom such amounts are owed, from the Revenue Account, to the extent available, an amount equal to any Capital Expenditures not paid pursuant to clause First above that are then due and payable by the Borrower or any Subsidiary Guarantor as of such Monthly Date, to the extent permitted to be paid pursuant to the Secured Credit Documents, and/or any investments permitted to be made by Credit Parties pursuant to Section 6.5 of the Credit Agreement (and any similar provision of any other Secured Credit Document), as set forth in a Revenue Account Transfer Certificate duly completed and delivered in accordance with Section 2.7.

Eighth, on each Quarterly Payment Date, after the application of funds provided for in clauses First, Second, Third, Fourth, Fifth, Sixth and Seventh on such date, if any, to the extent available and to the extent permitted by, and upon satisfaction of any conditions specified in, the Secured Credit Documents then in effect, the Depositary Bank shall transfer to the Local Distribution Account of the Borrower the amount necessary for payment of the income tax liability of the Credit Parties with respect to income generated by the Credit Parties, determined in a manner specified in the Secured Credit Documents, for the applicable period, as set forth in a Revenue Account Transfer Certificate duly completed and delivered in accordance with Section 2.7.

Ninth, on any Quarterly Payment Date, after the application of funds provided for in clauses First, Second, Third, Fourth, Fifth, Sixth, Seventh and Eighth on such date, if any, (i) to the extent any funds remain on deposit in the Revenue Account and (ii) to the extent the Borrower has directed the Depositary Bank in the applicable Revenue Account Transfer Certificate duly completed and delivered in accordance with Section 2.7, the Depositary Bank shall transfer an amount up to the Borrower’s Available Cash (as defined in the CQP LP Agreement) to the Local Distribution Account of the Borrower, as set forth in a Revenue Account Transfer Certificate duly completed and delivered in accordance with Section 2.7.

(c) Notwithstanding anything to the contrary herein, on the Closing Date and on each Funding Date, the Depositary Bank shall make the transfers and disbursements of funds as specified in the applicable Funds Flow Memorandum, without any requirement for delivery of any of the certificates or other instruments.

SECTION 3.2. Operating Account

(a) The following amounts shall be deposited into the Operating Account directly, or if received by the Borrower or any Subsidiary Guarantor, as soon as practicable upon receipt:

(i) all amounts transferred pursuant to Section 3.1(b) clause First;

(ii) all proceeds of Revolving Loans received by the Borrower in accordance with the Credit Agreement, except those (x) borrowed for the purposes set forth in Section 2.5(b)(iii)(A) of the Credit Agreement, (y) paid directly to the applicable payee or (z) deposited into a Local Operating Account; and

(iii) any amounts required to be paid by one Credit Party to another Credit Party for Operation and Maintenance Expenses, except those amounts deposited into a Local Operating Account.

(b) Other than following a Triggering Event, the Borrower may request from time to time, by delivering an Operating Account Withdrawal Certificate to the

Depositary Bank, that funds in the Operating Account (i) be applied directly to the payment of amounts owing by any Credit Party in the amounts required for, and to be applied to, payment of Operation and Maintenance Expenses and/or (ii) be transferred (A) to the Borrower’s Local Operating Account, without duplication of the amounts in clauses (B) and (C), the sum of the Borrower Operation and Maintenance Expenses then due and owing (including any amount owing from a prior month) plus expected Borrower Operation and Maintenance Expenses for the following forty-five (45) days; (B) to CEILLC’s Local Operating Account, the sum of the Borrower Operation and Maintenance Expenses then due and owing by CEILLC (including any amount owing from a prior month) plus expected Borrower Operation and Maintenance Expenses of CEILLC for the following forty-five (45) days; (C) to Tug Services’ Local Operating Account, the sum of the Borrower Operation and Maintenance Expenses then due and owing by Tug Services (including any amount owing from a prior month) plus expected Borrower Operation and Maintenance Expenses of Tug Services for the following forty-five (45) days; (D) to CCTP’s Local Operating Account, the sum of the CCTP Operation and Maintenance Expenses then due and owing (including any amount owing from a prior month) plus expected CCTP Operation and Maintenance Expenses for the following forty-five (45) days; and (E) to SPLNG’s Local Operating Account, the sum of the SPLNG Operation and Maintenance Expenses then due and owing (including any amount owing from a prior month) plus expected SPLNG Operation and Maintenance Expenses for the following forty-five (45) days, in each case less the amount on deposit in such Local Operating Account.

SECTION 3.3. Debt Service Payment Account

(a) The Borrower shall cause all amounts directed to be transferred pursuant to Section 3.1(b) clause Third and Fourth to be deposited into the Debt Service Payment Account.

(b) On each Quarterly Payment Date (or any other date when payment of Senior Secured Debt is due), amounts shall be withdrawn from the Debt Service Payment Account at the request of the Borrower, by delivering a Debt Service Payment Withdrawal Certificate to the Depositary Bank (or, if the Borrower fails to deliver such Debt Service Payment Withdrawal Certificate, at the written direction of the Collateral Agent) and applied (i) first, to the pro rata payment of interest on the Senior Secured Debt then due and owing and to the scheduled payments then due and owing by the Borrower pursuant to the Permitted Hedging Agreements (but excluding any payments of Hedging Termination Value) and (ii) second, to the pro rata repayment of the principal of the Senior Secured Debt (other than principal of Revolving Loans and DSR Loans) then due and owing and payments for any Hedging Termination Value then due and payable by the Borrower with respect to any Permitted Hedging Agreements.

SECTION 3.4. Local Operating Accounts; Local CEILLC Management Account.

(a) The Local Operating Accounts shall be maintained as funds from which the Borrower, CEILLC, Tug Services, CCTP or SPLNG, as applicable, may draw and pay from time to time (without any approval or consent of the Collateral Agent or any other Person) such amounts for the purposes described in clause First of Section 3.1(b), so long as the financial institution holding such Local Operating Account has not received a written notice from the

Collateral Agent that a Triggering Event has occurred, which notice has not been withdrawn in writing, at the time of such withdrawal. If a Triggering Event has occurred and is continuing, the Borrower and, upon becoming a Subsidiary Guarantor, CCTP and SPLNG agree that the Collateral Agent shall have the right, but not the obligation, to make such withdrawals. The Depositary Bank shall have no responsibility or liability with respect to the Local Operating Accounts.

(b) Each Credit Party shall cause all amounts owed to another Credit Party for the payment of Operation and Maintenance Expenses to be deposited into the Operating Account and/or applicable Local Operating Account.

(c) On and following the CCTP Funding Date until the SPLNG Funding Date, CEILLC shall cause SPLNG to deposit all amounts paid by SPLNG to CEILLC directly into the Local Operating Account of CEILLC. Any such amounts not used by CEILLC to make payments to SPLNG in connection with the SPL TUA and/or pursuant to the Terminal Use Rights Assignment and Agreement shall be transferred to the Revenue Account.

(d) With respect to the Local Operating Account of the Borrower, the Borrower shall deliver to the Collateral Agent a fully executed Control Agreement within thirty (30) days following the Closing Date.

(e) With respect to the Local Operating Account of CEILLC, CEILLC shall deliver to the Collateral Agent a fully executed Control Agreement within thirty (30) days following the CCTP Funding Date.

(f) With respect to the Local Operating Account of Tug Services, Tug Services shall deliver to the Collateral Agent a fully executed Control Agreement within thirty (30) days following the SPLNG Funding Date.

(g) With respect to the Local Operating Account of CCTP, CCTP shall deliver to the Collateral Agent a fully executed Control Agreement within thirty (30) days following the CCTP Funding Date.

(h) With respect to the Local Operating Account of SPLNG, SPLNG shall deliver to the Collateral Agent a fully executed Control Agreement within thirty (30) days following the SPLNG Funding Date.

(i) CEILLC shall cause all amounts received from SPL pursuant to the Terminal Use Rights and Assignment Agreement or SPL O&M Agreement to be deposited directly into the Local CEILLC Management Account. CEILLC shall be permitted to make payments using proceeds on deposit in the Local CEILLC Management Account as contemplated by the Terminal Use Rights and Assignment Agreement, or SPL O&M Agreement (including payments made pursuant to the Secondment Agreement).

(j) The Credit Parties shall deposit all proceeds of Revolving Loans (or other revolving loans under any Replacement Debt) borrowed for the purpose of paying any Capital Expenditures not paid pursuant to clause First of Section 3.1(b) into the Local Discretionary Capex Account. The Credit Parties shall within forty-five (45) days following the deposit thereof either (i) use all amounts on deposit in the Local Discretionary Capex Account for Capital Expenditures not paid pursuant to clause First of Section 3.1(b) or (ii) repay the Revolving Loans (or other revolving loans under any Replacement Debt) in accordance with the applicable First Lien Secured Debt Instrument.

(k) The Credit Parties shall be permitted to open other deposit and/or securities accounts (A) to the extent permitted under the Secured Credit Documents and (B) subject to any requirements under any Security Documents that require such Credit Party to take certain perfection actions in respect of such additional deposit and/or securities account.

SECTION 3.5. Debt Service Reserve Accounts.

(a) On the CCTP Funding Date and at all times thereafter, the Borrower shall cause the aggregate amount of cash and letters of credit (including Letters of Credit) on deposit in the Credit Agreement Debt Service Reserve Account to equal the Credit Agreement Debt Service Reserve Requirement.

(b) On the first date required by any Additional First Lien Debt Facility and at all times thereafter, the Borrower shall cause the aggregate amount of cash and letters of credit on deposit in the applicable Additional Debt Service Reserve Account to equal the applicable Additional Debt Service Reserve Requirement.

(c) The Depositary Bank shall transfer amounts from the Credit Agreement Debt Service Reserve Account to other Accounts if and as required under Section 3.11 and Section 3.5(d) of this Agreement and from any Additional Debt Service Reserve Account as required under Section 3.11 and Section 3.5(e) of this Agreement.

(d) So long as no Trigger Notice is outstanding, upon receipt of a DSR Account Transfer Certificate duly completed and delivered in accordance with Section 2.7, certifying that the balance in the Credit Agreement Debt Service Reserve Account, calculated as the sum of cash, Letters of Credit and Acceptable Third Party DSR LCs on deposit in the Credit Agreement Debt Service Reserve Account, exceeds the Credit Agreement Debt Service Reserve Requirement and detailing the amounts to be withdrawn and transferred and/or amounts of Letters of Credit or Acceptable Third Party DSR LCs to be reduced, such excess amounts shall be applied as follows: (i) first, the beneficiary of such Acceptable Third Party DSR LC(s) shall deliver a reduction certificate to the financial institution(s) issuing the Acceptable Third Party DSR LC(s) standing to the credit of the Credit Agreement Debt Service Reserve Account, if any, (with a copy to the Depositary Bank and Collateral Agent) in the amount of the lesser of such excess and the outstanding face amount of such Acceptable Third Party DSR LC(s), (ii) second, to the extent any excess remains, the beneficiary of such Letter(s) of Credit shall deliver a reduction certificate to the Issuing Bank(s) issuing the Letter(s) of Credit standing to the credit of the Credit Agreement Debt Service Reserve Account, if any, (with a copy to the Depositary Bank and Collateral Agent) in the amount of the lesser of such remaining excess and the outstanding face amount of such Letter(s) of Credit (applied pro rata among such outstanding Letters of Credit) and (iii) third, to the extent any excess remains, the Depositary Bank shall transfer all amounts of cash comprising such excess identified in such withdrawal certificate in the Credit Agreement Debt Service Reserve Account to the Revenue Account.

(e) So long as no Trigger Notice is outstanding, upon receipt of a DSR Account Transfer Certificate duly completed and delivered in accordance with Section 2.7, certifying that the balance in any Additional Debt Service Reserve Account, calculated as the sum of cash and letters of credit on deposit in such Additional Debt Service Reserve Account (unless otherwise required by the terms of the applicable Additional First Lien Debt Facility), exceeds the applicable Additional Debt Service Reserve Requirement and detailing the amounts to be withdrawn and transferred and/or amounts of letters of credit to be reduced, such excess amounts shall be applied as follows: (i) first, the beneficiary of such letters of credit shall deliver a reduction certificate to the issuers of the letters of credit standing to the credit of such Additional Debt Service Reserve Account, if any, (with a copy to the Depositary Bank and Collateral Agent) in the amount of the lesser of such remaining excess and the outstanding face amount of such letters of credit (applied pro rata among such outstanding letters of credit) and (ii) second, to the extent any excess remains, the Depositary Banks shall transfer all amounts of cash comprising such excess identified in such DSR Account Transfer Certificate in the applicable Additional Debt Service Reserve Account to the Revenue Account.

(f) Upon the acceleration of any amounts under the Credit Agreement (and upon receipt of written notice of the same by the Depositary Bank), the Collateral Agent (at the instruction of the Credit Agreement Administrative Agent) may apply (or cause to be applied) all amounts on deposit in, or credited to, the Credit Agreement Debt Service Reserve Account (including by making a draw ratably on each Letter of Credit and Acceptable Third Party DSR LC, and in each case applying any such funds received in connection therewith), as follows (i) first, to the payment of interest then due and payable in respect of the Term Loans, (ii) second, to payment of all principal, and if applicable, premium then due and payable in respect of the Term Loans and (iii) third, to the payment of any other amounts then due and payable under or in respect of the Term Loans, in each case as notified by the Collateral Agent to the Depositary Bank in writing in accordance with Section 2.7(a). After giving effect to any such payments, any remaining amounts on deposit in, or credited to, the Credit Agreement Debt Service Reserve Account shall (x) so long as any Obligations under the Credit Agreement (or commitments in respect thereof) remain outstanding, be held by the Collateral Agent as cash collateral and applied to the repayment of any Obligations under the Credit Agreement that are not paid when due (as shall be instructed by the Collateral Agent to the Depositary Bank in writing in accordance with Section 2.7) and (y) if no Obligations under the Credit Agreement (and no commitments in respect thereof) remain outstanding, be transferred to the Revenue Account pursuant to a written instruction to the Depositary Bank in accordance with Section 2.7.

(g) Upon the acceleration of any amounts under the other First Lien Secured Debt Instruments (and upon receipt of written notice of the same by the Depositary Bank), the Collateral Agent (at the instruction of the Secured Class Debt Representative representing the First Lien Secured Parties for whom such Additional Debt Service Reserve Account was established) may apply (or cause to be applied) all amounts on deposit in, or credited to, each Additional Debt Service Reserve Account, as follows (i) first, to the payment of interest then due and payable in respect of the applicable Series of DSR Secured Additional First Lien Obligations, (ii) second, to payment of all principal, and if applicable, premium then due and payable in respect of the applicable Series of DSR Secured Additional First Lien Obligations and (iii) third, to the payment of any other amounts then due and payable under or in respect of the applicable Series of DSR Secured Additional First Lien Obligations (in each case as notified by the Collateral Agent to the Depositary Bank). After giving effect to any such payments, any remaining amounts on deposit in, or credited to, the each Additional Debt Service Reserve Account shall (x) so long as any applicable DSR Secured Additional First Lien Obligations remain outstanding, be held by the Collateral Agent as cash collateral and applied to the repayment of any applicable DSR Secured Additional First Lien Obligations that are not paid when due (as shall be notified by the Collateral Agent to the Depositary Bank) and (y) if no applicable DSR Secured Additional First Lien Obligations remain outstanding, be transferred to the Revenue Account.

SECTION 3.6. Net Insurance/Condemnation Proceeds Account. All Net Insurance/Condemnation Proceeds received by or on behalf of any Credit Party shall be deposited in the Net Insurance/Condemnation Proceeds Account and identified to the Depositary Bank as Net Insurance/Condemnation Proceeds. If any of the foregoing amounts required to be deposited with the Depositary Bank in accordance with the terms of this Agreement are received by any Credit Party, such Credit Party shall hold such payments in trust for the Collateral Agent and shall immediately remit such payments to the Depositary Bank for deposit in the applicable Net Insurance/Condemnation Proceeds Account in the form received, with any necessary endorsements.

(a) Subject to the provisions of this Section 3.6 and only to the extent permitted pursuant to Section 5.5 of the Credit Agreement and any similar provision of any other Secured Debt Instrument, the Borrower may request (pursuant to a Net Insurance/Condemnation Proceeds Account Withdrawal Certificate duly completed and delivered in accordance with Section 2.7) the transfer or withdrawal of Excluded Insurance/Condemnation Proceeds to repair, restore or replace the damaged or destroyed assets to which such Excluded Insurance/Condemnation Proceeds relate or to repay Permitted Debt of the Credit Party that received such Excluded Insurance/Condemnation Proceeds.

(b) The Borrower may request (pursuant to a Net Insurance/Condemnation Proceeds Account Withdrawal Certificate duly completed and delivered by the Borrower to the Depositary Bank in accordance with Section 2.7) the transfer or withdrawal of any Net Insurance/Condemnation Proceeds other than Excluded Insurance/Condemnation Proceeds or Prepayment Insurance/Condemnation Proceeds for application in accordance with Section 5.5 of the Credit Agreement and any similar provision of any other Secured Debt Instrument.

(c) The Borrower shall request (pursuant to a Net Insurance/Condemnation Proceeds Account Withdrawal Certificate duly completed and delivered by the Borrower to the Depositary Bank in accordance with Section 2.7) the transfer or withdrawal of any Prepayment Insurance/Condemnation Proceeds to repay the First Lien Obligations in accordance with Section 2.13(b) and Section 2.14(b) of the Credit Agreement and any similar provision of any other Secured Debt Instrument.

(d) Any business interruption insurance proceeds received by the Collateral Agent, any Senior Class Debt Representative or any Credit Party shall be deposited into the Revenue Account for application in accordance with Section 3.1(b) (Revenue Account).

SECTION 3.7. Disposition Proceeds Account.

(a) All Net Asset Sale Proceeds shall be deposited by the applicable Credit Party (or caused by the applicable Credit Party to be deposited) in the Disposition Proceeds Account as soon as practicable upon receipt and identified to the Depositary Bank as such. If any of the foregoing amounts required to be deposited with the Depositary Bank in accordance with the terms of this Agreement are received by any Credit Party, such Credit Party shall hold such payments in trust for the Collateral Agent and shall immediately remit such payments to the Depositary Bank for deposit in the Disposition Proceeds Account, in the form received, with any necessary endorsements.

(b) So long as no Trigger Notice is outstanding and subject to the provisions of this Section 3.7, upon receipt by a Responsible Officer of the Depositary Bank of a Disposition Proceeds Account Withdrawal Certificate duly completed and delivered in accordance with Section 2.7 detailing the amounts and Persons (including appropriate wire transfer instructions for each such Person) to be paid from the amounts therein as permitted pursuant to Section 2.13(a) of the Credit Agreement, the Depositary Bank shall transfer funds in the Disposition Proceeds Account as directed in such Disposition Proceeds Amount Withdrawal Certificate.

(c) If (i) any amounts remain in the Disposition Proceeds Account for a period in excess of the period specified in Section 2.13(a) of the Credit Agreement or any similar provision of any other Secured Debt Instrument (as may be extended pursuant to Section 2.13(a) of the Credit Agreement or any similar provision of any other Secured Debt Instrument) from the deposit of such amounts therein or (ii) any amounts on deposit in the Disposition Proceeds Account are not entitled to be reinvested pursuant to Section 2.13(a) of the Credit Agreement, or any similar provision of any other Secured Debt Instrument or Section 3.7(b), the Borrower shall promptly deliver to the Depositary Bank a Disposition Proceeds Account Withdrawal Certificate duly completed and delivered in accordance with Section 2.7 instructing the Depositary Bank to transfer such amounts on deposit in the Disposition Proceeds Account to the Credit Agreement Administrative Agent and/or any other Senior Class Debt Representative to prepay or Cash Collateralize outstanding First Lien Obligations in accordance with Sections 2.13(a), 2.14(b) and 2.15 of the Credit Agreement and any similar provisions of any other Secured Debt Instrument.

(d) Any bona fide direct costs incurred in connection with such Asset Sale, including (i) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, shall, in each case, be deposited into a sub-account of the Disposition Proceeds Account until such time as they are required to be used as set forth above, when they shall be transferred to the Revenue Account or paid directly to the Persons entitled thereto pursuant to a Disposition Proceeds Account Withdrawal Certificate duly completed and delivered in accordance with Section 2.7. To the extent such amounts are not used by the Borrower or any Subsidiary Guarantor for the purposes set forth above, they shall be treated as Net Asset Sale Proceeds pursuant to this Section 3.7.

SECTION 3.8. Account Balance Statements. The Depositary Bank shall, on a monthly basis within five (5) Business Days day after the end of each month, on an annual basis within thirty (30) days after the end of each year, and at such other times as the Collateral Agent or the Borrower may from time to time reasonably request, provide to the Collateral Agent and the Borrower account balance statements in respect of each of the Accounts. Such balance statements shall also include deposits and transfers to, withdrawals from, and the net investment income or gain received and collected for, each Account. The Borrower and the Collateral Agent waive the right to receive brokerage confirmations of security transactions effected by the Depositary Bank as they occur, to the extent permitted by law. The Borrower and the Collateral Agent further understand that trade confirmations for securities transactions effected by the Depositary Bank will be available upon request and at no additional cost and other trade confirmations may be obtained from the applicable broker. The Depositary Bank may satisfy the information requirements in this Section 3.8 by granting the Borrower and the Collateral Agent access to the Depositary Bank’s online platform for accessing information with respect to the Accounts.

SECTION 3.9. L/C Cash Collateral Account(s).

(a) All amounts required to be deposited to Cash Collateralize Obligations of the Credit Parties pursuant to the Credit Agreement (including pursuant to Section 2.3, Section 2.14(b), Section 2.21(a)(i) and Section 2.21(d)) in respect of Letters of Credit shall be deposited in the applicable L/C Cash Collateral Accounts, provided that an L/C Cash Collateral Account shall be established pursuant to Section 2.3 with respect to each Issuing Bank. If any of the foregoing amounts required to be deposited with the Depositary Bank in accordance with the terms of this Agreement are received by any Credit Party, such Credit Party shall hold such payments in trust for the Collateral Agent and shall immediately remit such payments to the Depositary Bank for deposit in the applicable L/C Cash Collateral Account, in the form received, with any necessary endorsements.

(b) All Cash Collateral deposited into any L/C Cash Collateral Account shall be held by the Depositary Bank as collateral for the payment and performance of the obligations of the Borrower, under the Credit Agreement in respect of Letters of Credit. Interest or profits of any investment of funds on deposit in any L/C Cash Collateral Account shall accumulate in such account.

(c) Any amounts standing to the credit of any L/C Cash Collateral Account shall be applied in accordance with Section 2.21(d)(ii) and Section 2.21(d)(iii) of the Credit Agreement with respect to Letters of Credit issued by the applicable Issuing Bank.

(d) Subject to Section 3.9(c), upon the acceleration of any amounts under, and on any other date as permitted by the Credit Agreement (as shall be notified by the Credit Agreement Administrative Agent or the applicable Issuing Bank, as applicable, to the Depositary Bank and the Collateral Agent), amounts on deposit in, or credited to each L/C Cash Collateral Account shall be applied by the Depositary Bank (upon the written direction of the applicable Issuing Bank, including, as applicable, through the written direction of the Collateral Agent) in the following manner and in the following order of priority or as otherwise directed in writing by the applicable Issuing Bank: first, to the applicable Issuing Bank to pay all fees, costs and expenses then owing to such Issuing Bank, second, pro rata to the applicable Issuing Bank to pay all outstanding interest and fees then due and payable under or in respect of any DSR Loans or Revolving Loans, as applicable, outstanding in respect of Letters of Credit issued by such Issuing Bank, third, as repayment in full of all outstanding DSR Loans and Revolving Loans, as applicable, outstanding and to the Issuing Bank in respect of Letters of Credit issued by such Issuing Bank and fourth, so long as any Letters of Credit issued by such Issuing Bank shall remain outstanding, held in such L/C Cash Collateral Account for application to future amounts of fees, costs, expenses, interest and/or principal that may thereafter become due and payable in respect of Letters of Credit issued by such Issuing Bank.

(e) At such time as the Letter of Credit Issuance Commitments of any Issuing Bank have been reduced to zero, there are no outstanding Letters of Credit issued by such Issuing Bank and the DSR Loans or Revolving Loans outstanding (and all other amounts payable) with respect to Letters of Credit issued by such Issuing Bank have been paid in full in cash (as shall be notified in writing by the Credit Agreement Administrative Agent to the Depositary Bank and the Collateral Agent), amounts on deposit in such Issuing Bank’s L/C Cash Collateral Account shall be transferred to the Revenue Account, upon a written instruction properly made in accordance with Section 2.7, for further application in accordance with Section 3.1(b).

SECTION 3.10. Local Distribution Account.

(a) The following amounts shall be deposited into the Local Distribution Account of the Borrower directly, or if received by the Borrower or any Subsidiary Guarantor, as soon as practicable upon receipt:

(i) all amounts required to be transferred pursuant to Section 3.1(b) clause Ninth;

(ii) all proceeds of Revolving Loans made pursuant to Section 3.4(b) of the Credit Agreement for the purposes set forth in Section 2.5(b)(iii)(A) of the Credit Agreement); and

(iii) all other amounts under any Secured Credit Document (other than the Credit Agreement) that are permitted under such Secured Credit Document to be deposited into the Local Distribution Account.

(b) With respect to the Local Distribution Account of the Borrower, the Borrower shall deliver to the Collateral Agent a fully executed Control Agreement within thirty (30) days following the Closing Date.

(c) No Credit Party shall make any Restricted Payments from the Local Distribution Account until it has satisfied of each of the conditions specified in the Secured Credit Documents (including, without limitation, the conditions set forth in Section 6.17 of the Credit Agreement and confirmation (which shall be provided to the Depositary Bank in writing) that the Collateral Agent has received the Restricted Payment Certificate required by Section 6.17(a)(G) of the Credit Agreement) and any other certificate required to be delivered pursuant to any Additional First Lien Debt Facility.

SECTION 3.11. Invasion of Accounts.

(a) Operating and Maintenance Expenses Deficiency. One Business Day prior to any Business Day on which disbursements are required to be made pursuant to clause First of Section 3.1(b), if the amounts on deposit in the Revenue Account or credited thereto are not sufficient to make such disbursements, the Depositary Bank shall notify the Collateral Agent and the Credit Agreement Administrative Agent, it being understood that, in accordance with written instructions from the Collateral Agent, the Depositary Bank shall transfer funds first, from the Disposition Proceeds Account to the Revenue Account, in an amount equal to such insufficiency, and second from the Net Insurance/Condemnation Proceeds Account to the Revenue Account, in an amount equal to such insufficiency.

(b) Term Loan Debt Service Deficiency. One Business Day prior to any Business Day on which disbursements are required to be made pursuant to clauses Second, Third or Fourth of Section 3.1(b), if the amounts on deposit in the Revenue Account or credited thereto are not sufficient to make such disbursements with respect to debt service and fees due with respect to the Term Loans only (except to the extent that no Term Loans remain outstanding, the amount standing to the credit of the Credit Agreement Debt Service Reserve Account may be used to pay outstanding debt service and fees due on the Revolving Loans and DSR Loans), the Depositary Bank shall notify the Collateral Agent and the Credit Agreement Administrative Agent, it being understood that, in accordance with written instructions from the Collateral Agent, the Depositary Bank shall transfer funds from the Credit Agreement Debt Service Reserve Account in an amount equal to such insufficiency, provided, however, that to the extent funds on deposit in the Credit Agreement Debt Service Reserve Account are not sufficient to cover all such insufficiencies with respect to the Term Loans only, such funds shall be applied first pursuant to clause Second of Section 3.1(b) until the insufficiency is extinguished, second to clause Third of Section 3.1(b) until the insufficiency is extinguished and third to clause Fourth of Section 3.1(b) until the insufficiency is extinguished.

(c) Additional First Lien Obligations Debt Service Deficiency. One Business Day prior to any Business Day on which disbursements are required to be made pursuant to clauses Second, Third or Fourth of Section 3.1(b), if the amounts on deposit in the Revenue Account or credited thereto are not sufficient to make such disbursements with respect to debt service and fees due with respect to any Series of DSR Secured Additional First Lien Obligations only (except to the extent that no DSR Secured Additional First Lien Obligations remain outstanding with respect to a Series of Additional First Lien Secured Obligations, the amount standing to the credit of the Additional Debt Service Reserve Account for such Series may be used to pay outstanding debt service and fees due on any other Additional First Lien Obligations of such Series), the Depositary Bank shall notify the Collateral Agent and the Credit Agreement Administrative Agent, it being understood that, in accordance with written instructions from the Collateral Agent, the Depositary Bank shall transfer funds from the Additional Debt Service Reserve Account for such Series of DSR Secured Additional First Lien Obligations in an amount equal to such insufficiency, provided, however, that to the extent funds on deposit in such Additional Debt Service Reserve Account are not sufficient to cover all such insufficiencies with respect to the applicable Series of DSR Secured Additional First Lien Obligations only, such funds shall be applied first pursuant to clause Second of Section 3.1(b) until the insufficiency is extinguished, second to clause Third of Section 3.1(b) until the insufficiency is extinguished and third to clause Fourth of Section 3.1(b) until the insufficiency is extinguished.

ARTICLE IV

DEPOSITARY BANK

SECTION 4.1. Powers and Immunities of Depositary Bank.

(a) The Depositary Bank may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel of its selection concerning all matters pertaining hereto.

(b) The Depositary Bank shall not have any duties or responsibilities, except those expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Depositary Bank shall take all actions as the Collateral Agent or, subject to Section 2.6(i), the Borrower shall direct the Depositary Bank to perform in accordance with the express provisions of this Agreement or as the Collateral Agent or, subject to Section 2.6(i), the Borrower may otherwise direct the Depositary Bank to perform in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained herein, the Depositary Bank shall not be required to take any action which is, in the Depositary Bank’s judgment, contrary to this Agreement or any applicable law. The Depositary Bank may refrain from taking any action in any jurisdiction if, in its opinion, the taking of such action in that jurisdiction would be contrary to any law of that jurisdiction or of the State of New York, it would otherwise render the Depositary Bank liable to any Person in that jurisdiction or the State of New York, the taking of such action would require the Depositary Bank to obtain any license or otherwise qualify to do business or subject it to taxation in such jurisdiction, the Depositary Bank would not have the power or authority to take such action in such jurisdiction by virtue of any law in that jurisdiction or in the State of New York, or it is determined by any court or other competent authority in that jurisdiction or in the State of New York that the Depositary Bank does not have such power or authority. Neither the Depositary Bank nor any of its Affiliates shall be responsible to any First Lien Secured Party for any recitals, statements, representations or warranties made by any Credit Party contained in this Agreement or any other Secured Credit Document or in any certificate or other document referred to or provided for in, or received by it or any First Lien Secured Party under, this Agreement or any other Secured Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by any Credit Party to perform its obligations hereunder or thereunder or for the perfection or priority of any Lien on the Collateral (including the Account Collateral). The Depositary Bank shall not be required to ascertain or inquire as to (i) the performance by any Credit Party of any of its obligations or covenants or other terms and conditions under this Agreement or any other Secured Credit Document or any other document or agreement contemplated hereby or thereby or (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith. The Depositary Bank shall have no liability for failing to perform any act or obligation required under this Agreement due to the occurrence of any event beyond its control, including, without limitation, any provision of any future law or regulation or any future act of any governmental authority, any act of God, wars and other military disturbances, terrorism, earthquakes, fire, flood, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication services, accidents, labor disputes, acts of civil or military authority and governmental action, or the unavailability of the Federal Reserve Wire systems or any communication facility. The Depositary Bank shall not (a) be required to initiate or conduct any litigation or collection proceeding hereunder or under any other Secured Credit Document or (b) be responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction) or in connection with any other Secured Credit Document. Except as otherwise provided under this Agreement, the Depositary Bank shall take action under this Agreement only as it shall be directed in writing by the Collateral Agent or, subject to Section 2.6(i), the Borrower. The Depositary Bank shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement. Whenever in the administration of this Agreement the Depositary Bank shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary Bank taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Authorized Officer of the Borrower, the Credit Agreement Administrative Agent or the Collateral Agent. The Depositary Bank shall have the right, at the expense of the Borrower, which expense may be set off against amounts on deposit in the Accounts pursuant to Section 2.4, at any time to seek instructions concerning the administration of this Agreement from the Collateral Agent or any court of competent jurisdiction and shall be fully protected in relying on such instructions. The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Depositary Bank shall not be charged with knowledge of any Triggering Event unless the Depositary Bank has received a Trigger Notice. The Depositary Bank shall have no obligation to request the deposit of any funds referenced herein into the Accounts. The Depositary Bank shall have no obligation to monitor compliance by any Credit Party with any requirements of, or obligations under, any Secured Credit Document (including this Agreement). The Depositary Bank shall have no duty to calculate any amounts to be distributed under the terms of this Agreement and shall have no liability for the accuracy of any such calculations provided to it or compliance with any terms of any Secured Credit Document. All instructions, directions, entitlement orders, certificates and notices provided to the Depositary Bank hereunder shall be in writing and signed by an Authorized Officer of the party executing such instruction, entitlement order, direction, certificate or notice. All amounts deposited hereunder shall include an instruction as to the Account to which such amounts shall be credited. Absent such instruction, the Depositary Bank will credit such amounts to the Revenue Account. All instructions received by the Depositary Bank, including certificates, which require the distribution of funds, other than to another Account, shall contain wire instructions for such distributions and if no such instructions are included, the Depositary Bank shall have no obligation to distribute (and no liability for its failure to distribute) the amounts requested to be distributed to such party until proper wire instructions are received. The rights, privileges, protections, immunities and benefits given to the Depositary Bank, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Depositary Bank in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder. The Depositary Bank may request that the Borrower and any First Lien Secured Party deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which certificate may be signed by any person authorized to sign such a certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded. The permissive right of the Depositary Bank to take or refrain from taking action hereunder shall not be construed as a duty.

SECTION 4.2. Reliance by Depositary Bank. The Depositary Bank shall be entitled to conclusively rely upon and shall not be bound to make any investigation into the facts or matters stated in any certificate, or any other notice or other document (including any cable, email, facsimile, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice or statement of legal counsel, independent accountants and other experts (who may be consulted at the reasonable expense of the Borrower in connection with the performance of Depositary Bank’s obligations under this Agreement) selected by the Depositary Bank and shall have no liability for its actions taken thereupon, unless due to the Depositary Bank’s willful misconduct or gross negligence as determined by a final judgment of a court of competent jurisdiction. Without limiting the foregoing, the Depositary Bank shall be required to make payments to or at the direction of the Collateral Agent or, subject to Section 2.6(i), the Borrower only as set forth herein. The Depositary Bank shall be fully justified in failing or refusing to take any action under this Agreement (i) if such action would, in the reasonable opinion of the Depositary Bank, be contrary to applicable law or the terms of this Agreement, (ii) if such action is not specifically provided for in this Agreement, it shall not have received any such advice or concurrence of the Collateral Agent or the Credit Agreement Administrative Agent as it deems appropriate or (iii) if the taking of any such action could expose it to potential liability (whether such action is or is intended to be an action of the Depositary Bank, the Borrower or the Collateral Agent), it shall not first be indemnified to its satisfaction by the Borrower or by the Collateral Agent or by any First Lien Secured Parties, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Depositary Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Collateral Agent or the Credit Agreement Administrative Agent or, subject to Section 2.6(i), the Borrower, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the First Lien Secured Parties. Upon request by the Depositary Bank, the Collateral Agent agrees to provide to the extent available, or to request from the First Lien Secured Parties, (i) notice of the amount of outstanding First Lien Obligations owed by any Credit Party to any First Lien Secured Party under the Secured Credit Documents and (ii) any other information that the Depositary Bank may reasonably request in connection with the performance of its responsibilities hereunder. The Depositary Bank may obtain confirmation of any transfer or withdrawal instruction or entitlement order by telephone call-back to the person or persons designated for verifying such requests (such person verifying the request shall be different than the person initiating the request).

SECTION 4.3. Court Orders. The Depositary Bank is hereby authorized, in its reasonable discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary Bank. The Depositary Bank shall not be liable to any of the parties hereto or any other First Lien Secured Party, their successors, heirs, personal representatives, affiliates or any other Person by reason of the Depositary Bank’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

SECTION 4.4. Resignation or Removal. Subject to the appointment and acceptance of a successor Depositary Bank as provided below, the Depositary Bank may resign at any time by giving thirty (30) days’ written notice thereof to the Collateral Agent and the Borrower. The Depositary Bank may be removed at any time with cause by the Collateral Agent. The Borrower shall have the right to remove the Depositary Bank upon thirty (30) days’ notice to the First Lien Secured Parties with or without cause, effective upon the appointment of a successor Depositary Bank under this Section 4.4, which is reasonably acceptable to the Collateral Agent. In the event that the Depositary Bank shall decline to take any action without first receiving adequate indemnity from the Borrower, the First Lien Secured Parties or the Collateral Agent, as the case may be, and, having received an indemnity reasonably satisfactory to it, shall continue to decline to take such action, the Collateral Agent shall be deemed to have sufficient cause to remove the Depositary Bank. Upon any such resignation or removal, the Collateral Agent shall have the right to appoint a successor Depositary Bank, which Depositary Bank shall be reasonably acceptable to the Borrower. Resignation or removal of the Depositary Bank shall become effective upon a successor depositary bank having accepted its appointment. If no successor Depositary Bank shall have been appointed by the Collateral Agent and shall have accepted such appointment within thirty (30) days after the retiring Depositary Bank’s giving of notice of resignation or the removal of the retiring Depositary Bank, then (i) the retiring Depositary Bank may petition a court of competent jurisdiction for the appointment of a successor Depositary Bank or (ii) the retiring Depositary Bank may appoint a successor Depositary Bank, which shall be a bank or trust company reasonably acceptable to the Collateral Agent and the Borrower. Upon the acceptance of any appointment as Depositary Bank hereunder by the successor Depositary Bank, (a) such successor Depositary Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary Bank, and the retiring Depositary Bank shall be discharged from any further duties and obligations hereunder and (b) the retiring Depositary Bank shall, subject to payment of all fees and expenses of Depositary Bank outstanding, promptly transfer all Accounts within its possession or control to the possession or control of the successor Depositary Bank and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary Bank with respect to the Accounts to the successor Depositary Bank. After the retiring Depositary Bank’s resignation or removal hereunder as Depositary Bank, the provisions of this Article IV and of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Depositary Bank.

SECTION 4.5. Collateral Agent. The Collateral Agent will inform the Depositary Bank of (i) the Discharge of First Lien Obligations or (ii) provided that the Collateral Agent has received a certification by the Borrower that no other Secured Credit Document requires the maintenance of the accounts contemplated by this Agreement, the Discharge of Credit Agreement Obligations, in each case, promptly upon the Collateral Agent having been duly informed of the occurrence thereof. In the event the Depositary Bank shall have been informed by the Collateral Agent stating that the Discharge of First Lien Obligations or the Discharge of Credit Agreement Obligations has occurred, all amounts remaining in the Accounts shall be remitted to the Borrower or as otherwise directed in writing by the Borrower.

SECTION 4.6. Representations of Depositary Bank. The Depositary Bank hereby represents and warrants as of the date hereof to the Collateral Agent, the Borrower and the Subsidiary Guarantors that:

(a) it is a national banking association duly organized and validly existing in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct banking business in the State of New York;

(b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

(c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, other than those that have been obtained, and such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

(d) no authorization, consent or approval of, or other action by, and no notice to or filing with, any Governmental Authority or self-regulatory body is required for the execution, delivery or performance by it of this Agreement other than those that have been obtained or made; and

(e) to the best of its knowledge, neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in, a breach or violation of any of the terms, conditions or provisions of, in any material respect, any applicable law.

ARTICLE V

EXPENSES; INDEMNIFICATION; FEES

SECTION 5.1. Expenses. The Borrower agrees to pay or reimburse all reasonable out-of-pocket expenses of the Depositary Bank (including reasonable fees and expenses for legal services) in respect of, or incident to, the execution, administration or enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement. The obligations contained in this Section 5.1 shall survive the termination of this Agreement or the resignation or removal of the Depositary Bank.

SECTION 5.2. Indemnification. The Borrower agrees to indemnify and hold harmless the Depositary Bank in its capacity as such, and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an “Indemnified Depositary Bank Party”), from and against any and all claims, losses, actions, liabilities, costs, damages and expenses (including the reasonable fees and expenses of counsel)

arising out of or resulting from this Agreement (including, without limitation, performance under or enforcement of this Agreement, but excluding any such claims, losses or liabilities resulting from an Indemnified Depositary Bank Party’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction).

SECTION 5.3. Fees. On the Closing Date, and on each anniversary of the Closing Date during the term of this Agreement, the Borrower shall pay the Depositary Bank an upfront annual, non-refundable fee in an amount mutually agreed in writing by the Borrower and the Depositary Bank.

SECTION 5.4. Taxes. It is acknowledged by the parties hereto that all interest and other investment income earned on amounts on deposit in the Accounts for Federal, state and local income tax purposes shall be attributed to the Borrower. The Borrower shall be responsible for determining any requirements for paying taxes or reporting or withholding any payments for tax purposes hereunder. The Borrower shall prepare and file all tax information required with respect to the Accounts and the Account Property (including providing the Depositary Bank with any applicable required tax withholding information). The Borrower agrees to indemnify and hold the Depositary Bank, the Collateral Agent and the First Lien Secured Parties harmless against all liability for tax withholding and/or reporting for any payments. Such indemnities shall survive the termination or discharge of this Agreement or resignation or removal of either the Depositary Bank or the Collateral Agent. Neither the Depositary Bank nor the Collateral Agent shall have any obligation with respect to the making of or the reporting of any payments for tax purposes.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower herefrom shall in any event be effective unless the same shall be in writing, executed by the Depositary Bank and the Collateral Agent, and otherwise in accordance with the Intercreditor Agreement. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

SECTION 6.2. Addresses for Notices. All notices and other communications provided hereunder shall be in writing and addressed, delivered or transmitted, if to the Borrower, the Depositary Bank or the Collateral Agent, at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by any such party in a notice to the other parties. Subject to Section 2.7(a), any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter, provided that no notice, request or demand to the Depositary Bank shall be deemed duly given or made until actually received by the Depositary Bank or, if given or made by facsimile, until the Depositary Bank shall have given written or telephonic confirmation of its receipt thereof. Internet and intranet websites may, at the discretion of the Collateral Agent, be used to distribute routine communications, to distribute the Agreement for execution by the parties thereto and distribute the executed Agreement and may not be used for any other purpose including, without limitation, delivery of notices, instructions or certificates hereunder.

If to a Credit Party:	700 Milam, Suite 1900
Houston, Texas 77002
Attention: Treasurer
Tel: (713) 375-5637
Fax.: (713) 375-6000

With a copy (which shall not constitute notice) to:

700 Milam, Suite 1900
Houston, Texas 77002
Attention: Legal Department
Tel: (713) 375-5000
Fax.: (713) 375-6000

If to the Collateral Agent:	MUFG Union Bank, N.A.
1251 Avenue of the Americas, 19th Floor
New York, NY 10020
Attn: Fernando Moreyra
Email: fernando.moreyra@unionbank.com

Copy to: AccountAdministration-Corporate.Trust@unionbank.com
Tel: (646) 452-2015
Fax: (646) 452-2000

If to the Depositary Bank:	MUFG Union Bank, N.A.
1251 Avenue of the Americas, 19th Floor
New York, NY 10020
Attention: Corporate Trust Dept. – Cash Control
Telephone: (646) 452-2114
Fax: (646) 452-2000
E-mail address: ctny1@unionbank.com

SECTION 6.3. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. (i) FOR PURPOSES OF THE UCC, NEW YORK SHALL BE THE JURISDICTION OF THE DEPOSITARY BANK FOR PURPOSES OF SECTIONS 8-110 AND, IF APPLICABLE, 9-304 AND 9-305 OF THE UCC AND (ii) THE ACCOUNTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.4. SUBMISSION TO JURISDICTION; WAIVERS.

(a) SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER SECURED CREDIT DOCUMENTS, OR ANY OF THE FIRST LIEN OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY AGREEMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.2; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT. BORROWER, FOR ITSELF AND ITS AFFILIATES, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL

INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.4 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER SECURED CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE EXTENSIONS OF CREDIT MADE PURSUANT TO THE FIRST LIEN SECURED DEBT INSTRUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 6.5. Headings. Headings used in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of any provisions of this Agreement.

SECTION 6.6. No Third-Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Borrower, the other Credit Parties, the Collateral Agent, the Depositary Bank and the First Lien Secured Parties and their respective successors and assigns and no Person (other than the parties hereto and such First Lien Secured Parties) shall have any rights hereunder.

SECTION 6.7. No Waiver. No failure on the part of the Depositary Bank, the Collateral Agent or any First Lien Secured Party or any of their nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Depositary Bank, the Collateral Agent or any First Lien Secured Party or any of their nominees or representatives of any right, power or remedy.

SECTION 6.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 6.9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the consent of all of the First Lien Secured Parties and any assignment in violation of such restriction shall be null and void. Any Person into which the Depositary Bank may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Depositary Bank shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of the Depositary Bank shall be the successor of the Depositary Bank hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 6.10. Execution in Counterparts, Effectiveness. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective with respect to the Borrower, the Subsidiary Guarantors, the Depositary Bank and the Collateral Agent when counterparts hereof executed by such parties (or notice thereof satisfactory to the Collateral Agent) shall have been received by the Collateral Agent.

SECTION 6.11. Consequential Damages. In no event shall any of the parties hereto be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 6.12. Termination Date. This Agreement and the obligations of the Credit Parties hereunder shall terminate upon delivery to the Depositary Bank and the Collateral Agent of notice of the earlier to occur of (a) the Discharge of First Lien Obligations in accordance with the terms hereof or (b) the (i) Discharge of Credit Agreement Obligations in accordance with the terms hereof and (ii) certification by the Borrower that no other Secured Credit Document requires the maintenance of the accounts contemplated by this Agreement.

SECTION 6.13. Additional Subsidiary Guarantors. The Borrower agrees that, if any Subsidiary of Borrower shall become a Subsidiary Guarantor after the Effective Date, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Exhibit A. Upon such execution and delivery, such Subsidiary will become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Collateral Agent. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

CHENIERE ENERGY INVESTMENTS, L.P., as Borrower: By: Cheniere Energy Partners GP, LLC, its general partner

By:	/s/ Lisa C. Cohen
Name: Lisa C. Cohen
Title: Vice President and Treasurer

SIGNATURE PAGE TO DEPOSITARY AGREEMENT

MUFG UNION BANK, N.A., as Collateral Agent

By:	/s/ Fernando Moreyra
Name: Fernando Moreyra
Title: Vice President

SIGNATURE PAGE TO DEPOSITARY AGREEMENT

MUFG UNION BANK, N.A., as Depositary Bank

By:	/s/ Fernando Moreyra
Name: Fernando Moreyra
Title: Vice President

SIGNATURE PAGE TO DEPOSITARY AGREEMENT